United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 12, 2015

Date of Report

AnPath Group Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1858 Cedar Hill Rd.

Lancaster, Ohio 43130

(Address of Principal Executive Offices)

(740) 415-2073

(Registrant’s Telephone Number, including area code)

515 Congress Ave., Suite 1400

Austin, Texas 78701

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including or related to our future results, events and performance (including certain projections, business trends and assumptions on future financings), and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. In evaluating these statements, you should specifically consider the risks that the anticipated outcome is subject to, including the factors discussed under "RISK FACTORS" and elsewhere.  These factors may cause our actual results to differ materially from any forward-looking statement.  Actual results may differ from projected results due, but not limited to, unforeseen developments, including those relating to the following:

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We fail to compete at producing cost effective products;

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We fail to identify and secure a joint venture with manufacturing companies;

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Risks related to delays and expenses of engine technology development and pilot programs;

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The inability of our engines to compete with other forms of renewable energy;

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Market demand for electricity and alternative energy sources;

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The availability of additional capital at reasonable terms to support our business plan;

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Economic, competitive, demographic, business and other conditions in our markets;

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Changes or developments in laws, regulations or taxes in the energy industry;

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Actions taken or not taken by third-parties, including our suppliers and competitors;

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The failure to acquire or the loss of any license or patent;

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Changes in our business strategy or development plans;

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The availability and adequacy of our cash flow to meet its requirements; and

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Other factors discussed under the section entitled “RISK FACTORS” or elsewhere herein.

You should read this Current Report completely and with the understanding that actual future results may be materially different from what we expect.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, future financings, performance, or achievements.  Moreover, we do not assume any responsibility for accuracy and completeness of such statements in the future.  We do not plan to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results.

NAME REFERENCES

In this Current Report, references to “AnPath,” “APGR,” the “Company,” “we,” “our,” “us” and words of similar import refer to “AnPath Group, Inc.,” the Registrant, which is a Delaware corporation, and where applicable, Q2Power Corp., a Delaware corporation (“Q2P”), our acquisition of which, by merger, is discussed below under the heading “Merger” of Item 1.01.

Item 1.01 Entry into Material Definitive Agreement.

DESCRIPTION OF THE MERGER

Merger Transaction Documents

The summaries of the Merger transaction documents (the “Transaction Documents”) and the other agreements, documents and instruments related to the Transaction Documents or otherwise described herein which were included as Exhibits to the Company’s Current Report on Form 8-K dated August 24, 2015, and filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2015, and which are incorporated herein by reference do not purport to be complete and are qualified in their entirety by reference to such Transaction Documents, agreements, documents and instruments that are summarized. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Merger Agreement (as defined below) or other instrument referenced.  See Item 9.01 of this Current Report.

Effective August 5, 2015, AnPath effected a one for seven (1 for 7) reverse split of its outstanding common stock (the “Reverse Split”).  All computations contained herein take into account the Reverse Split.

Merger

On August 24, 2015, AnPath, its newly formed and wholly-owned subsidiary, AnPath Acquisition Sub, Inc., a Delaware corporation (“Merger Subsidiary”), and Q2P executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and certain other documentation necessary to complete the Merger Agreement (collectively, the “Transaction Documents”).  On August 26, 2015, we filed with the SEC a Current Report on Form 8-K disclosing the material terms of the Merger Agreement.  On November 12, 2015, the date of this Current Report, all closing conditions discussed below were satisfied and the appropriate documents were filed with the State of Delaware (the “Effective Date”), resulting in the Merger Subsidiary merging with and into Q2P.  As a result, Q2P is the surviving company and a wholly-owned subsidiary of AnPath (the “Merger”).

The respective Boards of Directors of AnPath and Q2P approved the Merger by written consents, as have Q2P stockholders holding at least 51% of the total issued and outstanding shares of Q2P. Under the Merger Agreement, the Company is issuing 24,000,000 shares of its common stock in exchange for all of the 70,689,631 outstanding shares of common stock of Q2P, equivalent to a conversion ratio of approximately 0.34 shares of the Company for each share of Q2P, assuming none of the Q2P stockholders exercise dissenters’ rights of appraisal under the Delaware General Corporation Law (respectively, “Appraisal Rights” and the “DGCL”). Should any Q2P stockholder exercise Appraisal Rights, the shares that would be issued to such stockholder will be held in treasury pending resolution of appraisal proceedings, at which time any remaining dissenting shares will be divided pro-rata among all the non-dissenting stockholders of Q2P existing as of the Effective Date.

In addition, Q2P had 3,222,000 outstanding stock options under its 2014 Founders Stock Option Plan and 2014 Employees Stock Option Plan (the “Option Plans”) as of the Effective Date, and each Q2P option is being exchanged for the options to acquire shares of common stock of the Company in the same ratio of 0.34, equal to 1,095,480 Company shares if all options are exercised in the future.  The options are be exercisable at a price of $0.26 per share, as approved by the Board of Directors. The Company has assumed, adopted, ratified and approved the Option Plans under the Merger, which provide for the grant of options to acquire up to 1,584,520 additional shares of Company common stock under the 2014 Employees Stock Option Plan by resolution of the Board of Directors (the Founder Stock Option Plan has previously issued all available shares thereunder).

The Q2P stockholders have been provided notice of their respective rights to dissent to the Merger and exercise their Appraisal Rights under the DGCL, which allows each such stockholder 20 days in which to advise the Company of an intention to dissent to the Merger.  Failure to respond in such 20 day period or to otherwise perfect such Appraisal Rights under the DGCL will constitute a waiver of dissenters’ rights and consent to the Merger.

The following Capitalization Table and the share figures contained elsewhere in this Current Report (unless indicated otherwise) do not take into account: (i) the Q2P stock options, (ii) the issuance of securities under currently outstanding AnPath convertible notes or warrants as reported its SEC filings, or (iii) any securities that could be issued pursuant to the APGR Funding, defined below.

CAPITALIZATION TABLE OF ANPATH

POST-MERGER

Common Stockholders	Ownership Interest %	Category of Stockholders
24,000,000 (1)	94.9%	Q2P Stockholders
1,289,639 (2)	5.1%	APGR Pre-Merger Stockholders
25,289,639 (1)(2)	100%	All Q2P and APGR Stockholders

(1)

Not including 1,095,480 shares that could be issued upon the exercise of vested and outstanding Q2P options.

(2)

Not including approximately 2,490,000 shares that could be issued upon the conversion of AnPath notes and warrants outstanding immediately prior to the Effective Date; nor any shares issued in the APGR Financing.

Conditions Precedent to Closing of Merger

The closing of the Merger was subject to customary conditions including, but not limited to: (i) the continued accuracy of each party’s representations and warranties as contained in the Merger Agreement; (ii) no material adverse change in either party’s results of operations or assets; (iii) the good standing of each party in its state of organization, and the like. In addition, the Merger Agreement contained the following pre-closing conditions that have been met:

APGR Funding. In connection with the closing of the Merger, on November 17, 2015, the Company completed  $500,000 of a Series A 6% Convertible Preferred Stock offering, the material terms of which are disclosed herein including the Exhibits hereto.  By consent of the Board of Directors, Q2P waived the requirement to close a minimum of $1,000,000 in this offering prior to closing the Merger in return for agreement to keep the offering open for 30 days after the closing of the Merger. The Company is authorized to raise up to $1,500,000 in this preferred stock offering at a price of $1,000 per share, which will be held open following the Merger closing for a period not to exceed 30 days.  The terms under which these funds were and will be raised are as follows:

•

The Series A 6% Convertible Preferred Stock (the “Preferred Stock”) is convertible at $0.26/share of the Company’s common stock (the “Conversion Price”), subject to price protection provisions set forth in Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) filed with the Delaware Secretary of State on November 12, 2015.

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The Preferred Stock bears 6% dividend per annum, calculable and payable per quarter in cash or additional shares of common stock as determined in the Certificate of Designation. The Preferred Stock has no voting rights until converted to common stock, and has a liquidation preference equal to the Purchase Price.

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The Preferred Stock has price protection provisions in the case that the Company issues any shares of stock not pursuant to an “Exempt Issuance” at a price below the Conversion Price. Exempt Issuances include: (i) shares of Common Stock or common stock equivalents issued pursuant to the Merger or any funding contemplated by the Merger; (ii) any common stock or convertible securities  outstanding as of the date of closing; (iii) common stock or common stock equivalents issued in connection with strategic acquisitions; (iv) shares of common stock or equivalents issued to employees, directors or consultants pursuant to a plan, subject to limitations in amount and price; and (v) other similar transactions.

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The Certificate of Designation contains restrictive covenants not to incur certain debt, repurchase shares of common stock, pay dividends or enter into certain transactions with affiliates without consent of holders of 67% of the Preferred Stock.

The Securities Purchase Agreement (“SPA”) contains other representations, warranties, covenants and restrictions for the Company including;

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Security and guarantees on the assets of the Company for the benefit of the Preferred Stockholders;

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Requirements to maintain sufficient common stock to allow the conversion of the Preferred Stock and warrants, and penalties for failure to do so, or failure to deliver such stock in a specified period of time;

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A restriction for 180 days after closing from issuing additional common shares or convertible securities, except for specific Exempted Issuances (the Company may raise additional funding after 90 days from closing at a higher valuation than the Preferred Stock, as set forth in the SPA);

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A 12 month right for the holders to participate in future financings of the Company; and

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Piggy-back registration rights.

Each share of Preferred Stock receives warrants (the “Warrants”) equal to one-half of the Purchase Price to purchase common stock in the Company exercisable for five (5) years following closing at a price of $0.50 per share.  The Warrants will be eligible for “cashless exercise” if the underlying shares of common stock are not registered with the SEC for resale, and include similar price protection and other provisions as the Preferred Stock.

Additional descriptions of the Preferred Stock and Warrants are provided in the section to this Current Report entitled “Description of Capital Stock.”  The Certificate of Designation, SPA and Warrant Agreement are all filed as Exhibits to this Current Report, and all summary descriptions herein are qualified in their entirely by the actual agreements.

Share Exchange Agreement.  Following the closing of the Merger, the Company completed a Share Exchange Agreement (the “Exchange Agreement”) to sell the Company’s wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation (“ESI”), to three of the current stockholders of AnPath, with 770,560 Company shares being returned by such stockholders and retired by the Company.  Pursuant to this agreement, ESI has retained all liabilities and payables currently on the books of ESI, including the litigation judgment described elsewhere in this Current Report.  The Exchange Agreement is filed as an Exhibit to this Current Report.

Consent from Debt Holder.  Through the execution of a Modification and Extension Agreement dated September 23, 2015 (the “Extension Agreement”), the Company has received consent for the Merger from its note holder and warrant holder Alpha Capital Anstalt (“Alpha”), as disclosed in our Current Report dated September 23, 2015, and filed with the SEC on September 24, 2015.  In the Extension Agreement, Alpha agreed that the Merger and the APGR Funding do not trigger any anti-dilution or repricing provisions under the outstanding Company notes and warrants held by Alpha.  The Extension Agreement also extended the term of Alpha’s outstanding notes for another 12 months, repriced the notes’ conversion price to $0.21 per share, and modified certain other terms of the notes and warrants.  Alpha had no right to block or delay the closing of the Merger, however, without the Extension Agreement, the Company may be deemed to have been in default of its debt obligations.

Cancelled Affiliated Debt.  APGR cancelled $79,205 in affiliate debt and interest prior to the Effective Date. APGR converted an additional $27,873 in affiliate debt to 225,000 shares of APGR common stock. At June 30, 2015, advances from this affiliate were $21,553 and an agreement was made to retire this advance with the issuance of 200,000 shares of APGR common stock. Subsequent to June 30, 2015, the affiliate made an additional advance of $6,320 to APGR in return for 25,000 shares of APGR common stock.

Material Relationships between AnPath Affiliates and Affiliates of Q2P

The following are the material relationships between each of AnPath’s affiliates and affiliates of Q2P:

Christopher Nelson, the Chief Executive Officer and Director of Q2P, is also a Managing Director of GreenBlock Capital LLC, a Delaware limited liability company (“GBC”).  GBC is expected to sign a 12 month Consulting Agreement with the Company by which GBC may be issued up to 1,000,000 shares of common stock. Such fee is specifically not a finder’s or success fee based on the raising of funds for the Company. No agreement has been signed as of this date, and any such agreement must be approved by the independent member of the Company’s Board of Directors.  Mr. Nelson presently holds no ownership or equity interest in GBC. Prior to the closing of the Merger, he held 4,580,000 shares of Q2P, representing approximately 6.5% of its outstanding voting securities not including his stock options.  Following the closing of the Merger, he holds 1,812,200 shares of the Company’s common stock, representing approximately 7.1% of our post-Merger outstanding common shares inclusive of his vested stock options.  AnPath’s director, Christopher J. Spencer, owns a majority interest in GBC.  Prior to the closing of the Merger, he held 128,572 shares of the Company’s common stock, as well as 252,500 shares of Q2P common stock representing approximately 0.4% of its outstanding shares, plus 800,000 shares of Q2P common stock in the name of GBC representing an additional 1.13%. Upon the closing of the Merger, Mr. Spencer individually and through GBC owns a total of 486,422 shares of our common stock, representing approximately 1.9% of our outstanding shares.  GBC has been instrumental in various matters related to the Merger including, but not limited to, the negotiation of the ESI Exchange Agreement, the negotiations relating to the Alpha Extension

Agreement, and other matters related to the Merger, and we expect GBC to provide continuing services to the Company following closing.

Name Change

On May 14, 2015, our Board of Directors and the holders of approximately 56% of our outstanding shares of common stock voted to authorize the Board to amend our Certificate of Incorporation to change the Company’s name to comport with such new business, product or industry as the Company may engage in the future, without further stockholder approval.  Pursuant to such delegated authority, we will amend our Certificate of Incorporation to change our name to “Q2P Holding Corp.” or such other name that our Board believes will more accurately reflect the Company’s business operations following the closing of the Merger.  We will be required to submit our intention to change our name to the Financial Industry Regulatory Authority (“FINRA”), along with other information about us, at least 10 days prior to the effectiveness of the name change.  Once that is accomplished and FINRA has set the date for the public market announcement of the name change, with a corresponding change in the trading symbol of our common stock on The OTC Marketplace, we will file a Certificate of Amendment with the Secretary of State of Delaware reflecting the name change, and our name will become “Q2P Holding Corp.”, or such other name so determined, on the date of that filing.  We will promptly file with the SEC a Current Report on Form 8-K disclosing our name change and the filing of the Certificate of Amendment.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is issuing a total of 24,000,000 “unregistered” and “restricted” shares of its common stock to the stockholders of Q2P on a pro rata basis.  In order to ensure compliance with applicable securities laws, rules and regulations, including Rule 506 of Regulation D of the Securities and Exchange Commission, each Q2P stockholder is required to execute a Stockholder Merger Consent and Representations and Warranties form (the “Stockholders’ Consent Form”) that has been emailed to each such stockholder along with certain required information about the Q2P stockholders’ rights under the DGCL.  The Stockholders’ Consent Form provides a space for Q2P stockholders to represent, if applicable, that they are “accredited” investors as defined in Rule 501 of Regulation D and/or “sophisticated” investors who alone or with their purchaser representative(s) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in AnPath’s common stock.  Q2P stockholders who do not complete and return their Stockholders’ Consent Form to the Company within 20 days will be deemed to have consented to this transaction.  Should any Q2P stockholder exercise Appraisal Rights, the shares that would be issued to such stockholder will be held in treasury pending resolution of appraisal proceedings, at which time any remaining dissenting shares will be divided pro-rata among all the non-dissenting stockholders of Q2P existing as of the Effective Date. As of the date of this Current Report, the Company has received consent of holders of over 75% of Q2P common stock.

We will issue all of these securities to persons who were “accredited investors” or “sophisticated investors” within the meaning of Regulation D.  Each such person will have had prior access to all material information about the Company. We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act“), pursuant to Sections 4(a)(2) and 4(6) thereof. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Item 5.01 Changes in Control of the Registrant

The completion of the Merger has resulted in a change of control of the Company, and the persons who were directors and executive officers of Q2P have been designated, in seriatim, as our directors and executive officers.  Our pre-Merger directors and executive officers have resigned.  Joel Mayersohn has been designated as a director; Christopher Nelson has been designated a director and our Chief Executive Officer; and Michelle Murcia has been designated as our Chief Financial Officer. These persons collectively own approximately 2,170,402 shares of our post-Merger outstanding common stock inclusive of vested stock options, or approximately 8.7% of our outstanding voting securities.

The stockholders of Q2P beneficially own approximately 94.9% of the outstanding voting securities of the Company as a result of the closing of the Merger, not taking into account the exercise of issued Q2P stock options or the conversion of Alpha notes or warrants, all of which if fully exercised and/or converted, would amount to a net figure of approximately 3,585,480 additional shares being issued. The percentage also does not account for any securities that the Company may issue upon conversion of Preferred Stock or Warrants that we have sold or will sell in the APGR Funding, described above.  The exercise of dissenters’ rights by any Q2P stockholders may result in an increase in the percentage of stock ownership of the non-dissenting Q2P stockholders.

Other than the foregoing, there are no arrangements known to the Company, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company.

BUSINESS OF Q2P

History

Q2Power Corp., a Delaware corporation (“Q2P” or as used in the remainder of the disclosure under the heading “Business” of this Current Report unless specifically described otherwise, the “Company”, “we”, “us” or “our”), was originally formed by Cyclone Power Technologies Inc. (“Cyclone”) in April 2010 in the state of Florida as a limited liability company called “Cyclone-WHE LLC.” The purpose of the Company at such time was essentially the same as it is today: to pursue waste-to-power and waste heat recovery business opportunities on a global basis.  The Company re-domiciled to Delaware as a corporation in April 2014, formally split from Cyclone in July 2014 pursuant to a Separation Agreement, and changed its name to “Q2Power Corp.” in February 2015.  “Q” is the scientific symbol for “heat”, and the Company’s new name reflects the operation of its core technology which converts thermal energy from multiple sources into useful mechanical power.

Description of Our Business

Q2P’s business is converting waste fuels and waste heat to power.  Such fuels include biogas and methane that occur from the decomposition of organic waste at water treatment plants, landfills, farms and industrial sites.  It also includes waste liquid fuels such as used motor or cooking oils. We can also capture waste heat from exhaust streams and other industrial processes, and use that otherwise lost energy to generate power. In doing so, Q2P provides multi-faceted technology integration solutions for its customers in terms of (i) renewable power production, (ii) process heat generation, and (iii) distributed waste management, among other useful services.

Proprietary Technology

The Company’s business model is based in large part on our prorietary technology, which includes a reciprocating piston external heat engine (the “Q2P Engine”).  The foundation for this technology comes from a 20-year (with a 20-year renewal period) worldwide exclusive license agreement with Cyclone, our former parent.  Independently from Cyclone since July 2014, we have developed this core technology to a working “pilot stage” product currently in the field generating power from methane produced at a waste water treatment plant.  We have also developed other critical technologies to support a total combined heat and power (“CHP”) system (the “Q2P System”), such as waste fuel burners, intellegient controls, heat exchangers and other key subcomponents.

The core of the the Q2P System, the Q2P Engine, runs on a steam-based Rankine cycle – similar to how large-scale coal and nulear plants produce power; however, our technology is designed for small-scale distributed power generation applications under 250 kilowatts (“kWs”).  Our engine produces mechanical power when the working fluid (water) is pressurized and super-heated to about 600°F in a heat exchanger that is placed in the hot exhaust stream of another work-producing piece of equipment (such as our proprietary biogas burner system). Through a specialized valving subsystem, this fluid is piped to the Q2P Engine’s cylinders where it expands rapidly to push pistons and turn a crank shaft.  The cooling gas then goes into a condensor where it turns back into liquid to start the process again.  In this way, the system is “closed-loop”, not requiring any additional fluids to be added. Q2P Engines have been running both in our facility and in initial field pilot programs for almost one year, logging hundreds of hours of operating time.

.

WARNING
Rotating shaft
keep clear
Q2POWER
WARNING
Hot! Do not
touch
Q2POWER

Photos above include (a) the Q2P Engine, and (b) the Q2P Engine connected to the Company’s proprietary biogas burner, as deployed in the field at an Ohio waste water treatment facility.

The balance of the proprietary Q2P System includes combustion units that can burn waste liquid or gaseous fuels, corrosion resistant heat exchangers, grid-tied electric generation equipment, and robust and intelligent controls that monitor and operate the different components of the system.  The Q2P System is designed to be modular, so that we can combine multiple units to dispose more waste and generate more power, as the circumstances allow.

The diagram above illustrates the process from methane capture at a waste water treatment plant or landfill, into the Q2P burner system to generate steam, and then through the Q2P Engine where the thermal energy of steam is converted to mechanical power that spins a generator making electricity.  That electricity can be connected to the grid where it reduces the kilowatts that a facility owner needs to purchase from the utility – often at the most expensive “peak” times.

Business Model

We have a two-pronged business model. First, we have implemented a strategy to market and sell our Q2P Systems (or system components) as an integrated solution to owners, manufacturers and distributors of waste disposing or heat producing equipment.  These include anaerobic digesters, furnaces, gasifiers, flares and other similar “vertical technologies”.  Our approach to these customers is to demonstrate that by using a Q2P System, we can make their product and/or processes more efficient, cost effective, useful or desirable for them or their customers, as the table below describes.  Our Q2P System has just reached the point in its development that we have commenced discussions with potential customers, but as of the current date we have not secured any sales.

Vertical Technology & Equipment	User Benefits / Applications
Anaerobic Digesters

Municipal waste water facilities – especially smaller facilities -- typically flare their methane as opposed to using it for power generation and process heat for the digesters as a Q2P System can do. For small livestock farms, a power and heat solution can provide an economic reason to collect manure and eliminate methane emissions to the atmosphere.

Industrial Furnaces, Forges and Ovens	Existing commercial and industrial equipment generating exhaust can be retrofitted to capture lost heat to generate power for peak load shaving.
Biomass Gasifiers/ Pyrolizers	Technologies used for on-site disposal of waste streams (vs. shipping to landfills) can utilize Q2P Systems to generate power and off-set system electrical and heat requirements.
“Stranded” Natural Gas Flares

Regulations are rapidly arising to make use of flared gas at well-head sites – such as oil and shale gas; and lower world market oil prices create financial pressure to reduce costs for diesel gen-sets or grid-tie power to outlying wells.

Waste Fuel Furnaces	Heat-only units can be converted to year round combined heat and power (CHP) systems, and reduce disposal costs of waste fuels like used motor oil.
Wood Pellet Furnaces	Off-grid homes can create power from a pre-existing heat source and supplement other renewable technologies like solar or wind.

Our business model also involves the marketing of Power Purchase Agreements (“PPAs”) and leasing programs directly to municipal, commercial and industrial facility owners.  In this manner, we expect to retain ownership of our equipment and sell electricity and heat to our customers at a cost below their standard utility rates over a long-term agreement (typically 10 years).  These types of PPAs have been utilized for decades in the commercial and residential solar power industry.  Currently we have no PPAs in place, but our contracts for the pilot units we have and are deploying contain an opt-in provision that would allow the site owner to maintain the Q2P System on their facility after the pilot period in return for purchasing the power and heat we produce.  We cannot make any guaranty that any such pilot sites will exercise this option.

As of the current date, the Company has installed one pilot system at a waste water treatment facility in Lancaster, Ohio, which is currently generating up to 10kW of power for that plant.  We are in discussions to install additional units at nearby facilities that are larger in size and utilize heat recapture technology to place our waste heat back into the anaerobic digestion process.  In this way, our systems will provide two useful outputs (electricity and heat) from the host site’s waste methane, and presumably create additional value that can be monetized through the PPA structure.

Future Strategic Partnerships and Acquisitions

Management believes that many opportunities exist now and in the future to pursue strategic partnerships, joint ventures or acquisitions of renewable energy or waste management technologies and businesses.  These transactions could provide a broader array of offerings for our core products, supplement services that we can provide customers, and provide other streams of revenue to support our growth.  Such technologies or businesses may include anaerobic digesters, gasifiers, gas flares, sludge incineration or treatment equipment, CHP systems, and other similar opportunities.  There can be no assurances that the Company will be able to consummate any such transactions, and even if we do, there is no guaranty that we will be successful in integrating new products and services into our current business.

Market Drivers

In 2012, the global market for waste-to-energy technologies was valued at USD $24 billion, an average annual increase of 5% from 2008, according to a 2013 report from the World Energy Counsel. The report defined waste-to-energy technologies as any waste treatment process that creates energy in the form of electricity, heat or transport fuels (e.g. diesel) from a waste source. According to the same report, this growth is expected to continue at a Compounded Annual Growth Rate (CAGR) of 5.5% over the next decade.  Lawrence Berkeley National Laboratory has estimated that energy recycling – including waste-to-power and waste heat recovery -- represents nearly 100 gigawatts (“GW”) of untapped electrical capacity in the U.S. alone. This figure is roughly equal to 10% of our nation’s current electric capacity and, as an alternative electricity source, would reduce carbon dioxide emissions (“CO2”) by nearly 400 million metric tons.

The main drivers for this growth include new technologies and growing regulation and legislation meant to promote distributed renewable energy and more sustainable waste management practices. For instance in 2012, the White House tasked the U.S. Department of Agriculture (“USDA”), U.S. Environmental Protection Agency (“EPA”) and U.S. Department of Energy (“DOE”) with the challenge of reducing methane emissions from landfill, waste water treatment plants, farms and other sites.  Methane is considered 20X more potent of a greenhouse gas than CO2 over its lifetime in the atmosphere.  This collective released the Biogas Opportunities Roadmap in August 2014, which specifically suggested more widespread use of technologies such as anaerobic digesters (“AD”), and laid a framework to include federal assistance for the development of AD systems in the U.S.

There are several states now implementing legislation to promote waste-to-power solutions. Currently, 37 states consider biogas a renewable source of energy that can go towards meeting both individual state Renewable Portfolio Standards (RPS”) and the federal target of 20% renewable consumption by 2020.  The most forward pressing state legislation to date was recently passed in California requiring the diversion of organic waste from landfills to more sustainable systems such as AD.  Businesses meeting certain criteria are required to meet this plan on and after April 2016, and local jurisdictions will also be required to implement organic waste recycling programs on and after January 2016 in order to handle the organic waste coming in from these businesses.  Several Northeastern states are following California’s lead not only for environmental reasons, but more importantly, because landfill space is at a great premium in the overcrowded east coast region.

In the Biogas Opportunities Roadmap, the USDA, EPA and DOE identified upwards of 13,000 sites across the U.S. that are considered strong potential locations for waste-to-power implementation, and specifically AD.  If all these sites were to be fully realized, the report concluded, biogas would become a significant reliable source of renewable energy, providing enough energy to power more than 3 million U.S. homes or produce the equivalent of 2.5 billion gallons of gasoline for vehicles.

Q2P Systems are designed for micro-grid waste-to-power applications less than 250kW in output size. Management believes that this sub-category of the larger waste-to-power market represents the most underserved and potentially largest market for these technologies.  The following map, compiled by the DOE’s National Renewable Energy Lab, demonstrates the methane generation potential from landfills, animal manure, waste water and industrial sites.  As can be observed, the vast majority of these are comprised of smaller producing regions (yellow and light blue), which are typically made up of many smaller individual sites.  Management believes that these are prime customer targets.

Methane Generation Potential from Biogas Sources

WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
CT
RI
MA
VT
NH
ME
AK
HI
Thousand Tonnes/Year
> 10
5 to 10
2.5 to 5
1 to 2.5
< 1
This analysis illustrates the methane generation potential by county from the following biogas sources: landfills; animal manure; wastewater treatment; and industrial, institutional, and commercial organic waste (IIC).
Billy J. Roberts | 4 Aug 2014
NREL
NATIONAL RENEWABLE ENERGY LABORATORY

The value proposition to the ultimate end-users of our Q2P Systems is the ability to decrease the costs of energy consumption and waste disposal (or utilize otherwise wasted resources – i.e., exhaust heat) by placing a power generation system at the site where waste and/or heat is created and power is needed.  In this way, waste that is typically disposed of at a cost (or lost to the atmosphere) can now be utilized as a sustainable and renewable fuel source for distributed power generation. Management believes that our nation is at an important crossroads of distributed renewable power solutions and sustainable waste management practices, and believes that Q2P can be well positioned to benefit from these larger market forces.

Manufacturing

Manufacturing Agreement. Q2P has a manufacturing agreement with Precision CNC LLC (“PCNC”), located in Lancaster, Ohio. This relationship is expected to cover a substantial part of our engine manufacturing over the following three to five years.  PCNC is an ISO 9001 manufacturing company that specializes in tight tolerance, multi-axis, high speed machining for high or low quantity production needs, and possesses significant prototype production and manufacturing expertise that are useful to us.

Pursuant to our agreement, we are also subleasing approximately 2,500 square feet of facility space from PCNC consisting of approximately 1,000 square feet for engineers and administration, 500 square feet for assembly of the Q2P Engines, and 1,000 square feet for testing and inventory. For this operating space, the Company is paying PCNC a monthly flat fee of $2,500 including utilities.  The two principals of PCNC, including Nate Hawkins who is the Company’s VP of Manufacturing, receive an aggregate of $100,000 annually in compensation from the Company for their consultation and expertise in the manufacturing process of our technology. We believe that this expertise is key in helping us eliminate costly errors, reduce turn time and develop a better overall product.

Materials and Parts.  Parts production comprises a major portion of our cost in manufacturing our power systems.  This is predominantly due to the fact that the Q2P Engine and System are just emerging from their prototype phases.  Because we are constantly testing and improving part design, we have not yet invested in dies and molds required to achieve volume efficiencies of scale.  There are approximately 20 major parts and components in each Q2P Engine (some require multiple pieces per engine) that require custom manufacturing, most through PCNC.

We intend to use a portion of the proceeds in each of our future offerings to ramp-up our manufacturing capabilities and support our contracted manufacturers like PCNC, including investing in dies and molds starting with the units which will have the greatest impact on our cost structure. We expect that this investment will substantially reduce the costs of parts, and consequently, our total cost of manufacturing each power system.  We estimate that we can reduce total costs by over 50% once part production has been automated, and approximately another 10% to 20% as volume increases.

Assembly.  We currently assemble and test all engines and systems in-house. We are in the process of hiring additional technicians who are each capable of assembling one to two engines per day, and one system per week, although we are not yet at that level of production.  With proper funding, we estimate that we can scale up to 10 to 20 engines per day and one to two systems per week in our current facility at PCNC over the next year. Mass assembly and manufacturing, if required, could be contracted to even larger facilities in the future.

Warranties and Maintenance. We intend to provide customers with a warranty covering the replacement of parts and materials.  Such warranties will generally between six months and two years, subject to the useful life and payback expectations of the particular engine and system. It is our expectation that resale customers (such as equipment manufacturers) will provide additional warranties on their products, service and work for a commensurate period of time.  With respect to PPAs, since we will own the equipment during the agreement term, we will be required to maintain, fix or replace engines and system components during this term. This could amount to expenses more than originally estimated, which could reduce profitability or otherwise negatively affect our business.

Testing and Quality Compliance. We expect to implement rigorous testing protocols for our products as we enter into the production phase of our business.  This will include testing for performance, efficiencies, durability and safety.  We expect our engines to be engineered to perform for hours of operation commensurate with similar engine technologies of that size, and meet all consumer safety regulations.  We may also contract testing labs to perform and report on these tests procedures.

Competitive Business Conditions

Competitive Technologies. The waste-to-power and waste heat recovery markets are still relatively underdeveloped.  Most systems that exist are large-scale, generating multi-megawatts of electricity through internal combustion and turbines systems.  This is not our market.

The Company’s primary competition in small-scale waste-to-power applications (below 1 MW of total output) comes from a patchwork of equipment and technologies that are usually “make-do” options, operating at relatively low efficiencies and high maintenance and capital costs.  Management believes that the Q2P System can provide a lower cost, efficient and modular solution that is not otherwise available; however, the following equipment and alternative technologies are on the market:

1)

Internal Combustion (“IC”) engines modified to run “dirty” syngas and methane:  In most waste-to-power systems that use biomass or bio-waste as the feedstock, either a biogas (such as through anaerobic digestion) or a syngas (such as through gasification) is created during organic waste processing.  These gasses must usually be scrubbed, filtered, cooled, and compressed before they are fed into an IC engine to combust. The process of removing sulfides, siloxines, tars, water and other impurities from biogas and syngas sufficiently to use in IC engines is expensive, requires routine maintenance, and limits the types of feedstock that can be used (as different biomass has different chemical properties).  The benefits of the Q2P Engine is that such “dirty” gasses are never introduced into our engine, and therefore, we are much less effected by the quality of the fuel. On a larger scale – 500kW to multi-megawatts – companies like GE/Jenbacher are major players in the IC engine market for waste-to-power applications. At this size, the economics of using advanced filtration systems works better than at the micro-scale.

2)

Gas Micro-Turbines: Similar to the IC engine, a gas micro-turbine can be used after the biogas or syngas is cleaned and compressed. Once again, this is inefficient and expensive for micro-grid sized applications, and turbines are especially susceptible to impurities and inconsistencies in the input fuel. Also, turbines typically work better at larger scale – for instance in industrial and power plant sized units. However, there are companies in this micro-sized field, including Capstone Turbine, building waste fuel systems.

3)

Organic Rankine Cycle (“ORC”) systems:  ORC heat engines and turbines use an organic working fluid that has a lower boiling point, higher vapor pressure, higher molecular mass, and higher mass flow compared to water.  ORC systems can be utilized for waste heat recovery (“WHR”) with heat sources as low as 300F, whereas steam systems are limited to heat sources greater than 500F. ORCs have commonly been used to generate power in geothermal power plants and pipeline compressor heat recovery applications. For high heat applications, ORC systems are relatively inefficient, expensive and wasteful of useful energy resources.

4)

Future Technologies: There are a number of advanced technologies in the research and development stage that can generate electricity directly from heat, and that could in the future provide additional options for power generation from waste heat sources. These technologies include thermoelectric, piezoelectric, thermionic, and thermo-photovoltaic (“thermo-PV”) devices. Several of these have undergone prototype testing in automotive applications and are under development for larger heat recovery.  All devices demonstrated to date, however, have been very small (several watts) and relatively expensive, to the knowledge of management.

Competitive Advantages. In comparison to other products on the market today, management believes that the competitive advantages of the Q2P System are vast, especially as our technology advances and production volumes increase.  They include: (i) compact size (for equipment placement and portability issues); (ii) operation of the Q2P Systems with virtually unlimited heat sources and feedstock; (iii) robustness of the Q2P System during fluctuating heat inputs; and (iv) cost of the Q2P System to manufacture and operate (in the future, subject to volume).  In many circumstances, we have found that there are no viable alternative technologies for certain customer needs, and therefore, the Q2P System would be able to fill an important gap in the market.

COMPETITIVE ADVANTAGES	BENEFITS / APPLICATIONS FOR CUSTOMERS
Highly compact, scalable units:

o

On-site system location allows for combined heat and power

o

“Containerized” portability with modularity

o

Eliminates cost of transporting solid wastes to a central facility

o

Creates value for methane / flare gas / waste heat which do not transport easily or at all

Use any raw heat source

o

No limits on the type of feedstock / waste that can be used – as long as we can create “heat”

o

Reduces scrubbing / cooling of gases and resulting maintenance costs – especially compared to IC engines and micro-turbines

Fewer systems and higher efficiencies:

o

With less filtering and cooling equipment needed, this may increase the value of waste resources for the end-user

o

Can provide more attractive ROI on equipment – especially when this equipment can perform multiple uses (not yet proven)

Competitive manufacturing costs	o Engine has relatively few parts, and requires only standard manufacturing processes o No “rare earth” materials are used

Industry Regulation

Emissions. Power systems generally are subject to extensive statutory and regulatory requirements that directly or indirectly impose standards governing emissions and noise. Our engines, when they will ultimately be installed in power systems, will be subject to compliance with all current emissions standards imposed by the EPA, state regulatory agencies in the United States, including CARB, and other regulatory agencies around the world and established for power systems utilized in applications such as electric generators or off-highway industrial equipment. EPA and CARB regulations imposed on engines utilized in industrial off-highway equipment generally serve to restrict emissions, with a primary focus on oxides of nitrogen, particulate matter and hydrocarbons. Emission regulations for engines utilized in off-highway industrial equipment vary based upon the use of the equipment into which the engine is incorporated (such as stationary power generation or mobile off-highway industrial equipment), and the type of fuel used to drive the power system. Further, applicable emission thresholds differ based upon the gross power of an engine utilized in industrial off-highway equipment.

Additionally, most emissions thresholds are designed for gasoline and diesel-powered “spark-ignited” internal combustion engines, and not external combustion engines like the Q2P Engine. Therefore, we are not entirely certain as to how the EPA and other regulatory agencies will apply these rules to our technology.

While we have not yet performed this testing on our engines or engine systems to meet any existing emission standards of the EPA and CARB, it is important to note that our engines alone do not produce any additional emissions.  All testing of exhaust gasses would need to be performed on the the furnace, gasifier or flare that is combusting waste products or otherwise expelling exhaust. In this manner, our partners could share a portion of the costs to perform any needed testing for emission standards.

Utilities / Interconnectivity. Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of interconnection restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential.

In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. However, rules, regulations, laws and incentives could also provide an advantage to our distributed generation solutions as compared with competing technologies if we are able to achieve required compliance at a lower cost when our technology is commercialized. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards. See “Market Drivers” above, for some examples of legislation that is benefiting companies like Q2P.

Operations.  Our operations are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may be required to incur significant costs to comply with such laws and regulations in the future, and any failure to comply with such laws or regulations could have a material adverse effect upon our ability to do business.

Taxes / Incentives.  In February 2009, the President of the United States signed into law the American Recovery and Reinvestment Act of 2009 ("ARRA"). ARRA has dedicated billions of dollars towards clean energy research and deployment. Members of Congress introduced legislation in calendar 2009 and 2010 that may benefit us in the future. In addition, certain proposed changes to the Internal Revenue Code of 1986 may result in positive tax benefits for our end users. This proposed legislation targets combined heat and power and waste heat (“CHP”, otherwise called “co-generation”) and solar power.

Intellectual Property

License with Cyclone. We license the Q2P Engine technology from Cyclone, which developed and patented the relevant engines and components over the previous 10 years with over $8 million in R&D expenditures during this time.  The following summary of our Amended and Restated License Agreement (the “License”) does not purport to be complete description of the terms and conditions therein, and is qualified entirely by reference to the License, which is provided as an Exhibit to this Current Report.  Key terms of the License between the Company and Cyclone are as follows:

•

Term: We have a 20-year exclusive right to manufacture, market, sell, sub-license and sub-contract all Cyclone technology, including engines, components and other devices, for the waste-to-power and WHR markets.  The term has two 10-year renewal periods.

•

Territory: Our rights are worldwide.

•

Royalties: We pay a 5% royalty to Cyclone on all sales of the Q2P Engine.  We do not pay any royalties on the complete Q2P System, including other components that we have developed or purchased.

•

Guarantees: There are no minimum annual guarantees during the license term, but if Q2P is not using specific engine models within the first 7 years, our license rights will be non-exclusive with respect to those specific engine models.

•

Up-Front Fee: We paid a one-time payment of $175,000 in September 2014 for the rights in the License.

•

Transfers: We must receive the approval of Cyclone to sell or transfer our License, which may not be unreasonably withheld; however, such consent is not needed for a transfer in the case of merger such as the current transaction.

•

Improvements: We share equally with Cyclone the patent rights of all improvements we make to the licensed technology. New patents will be owned 50:50 with commercial rights to such improvements for waste-to-power and waste heat recovery applications exclusively held by Q2P, and other applications exclusively held by Cyclone.  If Cyclone declares bankruptcy, its 50% ownership of these co-owned patents and its patents generally will be transferred to the Company.  We have filed a lien on Cyclone’s patents to protect our interests in this event.

•

Infringement: We have the obligation to participate in the defense of patent infringement cases involving the Q2P Engine or its improved technology.

Patents. Currently, the Q2P Engine is protected by one patent issued in the Unites States, four internationally, and approximately 16 more international patents pending, according to the most recent information we have received from Cyclone.  In addition, Cyclone has represented to us that is has 29 other patents on the Cyclone engine technology and its components generally. All of these patents are covered under our License.

Our success depends in part on our and Cyclone’s ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others. We rely primarily on a combination of patents and trade secrets, as well as employee and third party confidentiality agreements and our license agreement with Cyclone, to safeguard our intellectual property.

The patents covered under our License with Cyclone include:

US Patents

Waste Heat Engine (US Patent No. 7,992,386)

Heat Regenerative Engine (US Patent No. 7,080,512 B2)

Heat Regenerative Engine (Continuation) (US Patent No. 7,856,822 B2)

Steam Generator in a Heat Regenerative Engine (US Patent No. 7,407,382)

Engine Reversing and Timing Control Mechanism (US Patent No. 7,784,280 B2)

Centrifugal Condenser (US Patent No. 7,798,204 B2)

Valve Controlled Throttle Mechanism (US Patent No. 7,730,873 B2)

Pre-Heater Coil in a Heat Regenerative Engine (US Patent No 7,856,823 B2)

International Patents on Heat Regenerative Engine
European Union (10)	Australia	South Africa	Canada
Russia	China	Korea	Indonesia
Mexico	Japan	India	Brazil

Trade Secrets. With respect to proprietary know-how that is not patentable and processes for which patents are difficult to enforce, we rely on among other things, trade secret protection and confidentiality agreements to safeguard our interests.  We believe that some elements of our system involve proprietary know-how, technology or data that are not covered by patents or patent applications, including certain technical processes, equipment designs, algorithms and procedures. We have taken security measures to protect these elements. All of our research and development personnel have entered into confidentiality and proprietary information agreements with us. These agreements address intellectual property protection issues and require our associates to assign to us all of the inventions, designs and technologies they develop during the course of employment with us. We also require our customers and business partners to enter into confidentiality agreements before we disclose any sensitive aspects of our technology or business plans.

Trademarks. We acquired from Cyclone the U.S. trademarks for “WHE”, WHE Generation” and “Generation WHE” in connection with our Separation Agreement.  The Company is not currently using these marks.

Litigation

There are no legal proceedings pending, or to our knowledge, threatened against Q2P.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Emerging Growth Company

We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not an “emerging growth company,” like those applicable to a “smaller reporting company,” including, but not limited to, a scaled down description of our business in SEC filings; no requirements to include risk factors in Exchange Act filings; no requirement to include certain selected financial data and supplementary financial information in SEC filings; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that we file under the Exchange Act; no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We are also only required to file audited financial statements for the previous two fiscal years when filing registration statements, together with reviewed financial statements of any applicable subsequent quarter.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  We can remain an “emerging growth company” for up to five years.  We would cease to be an

“emerging growth company” prior to such time if we have total annual gross revenues of $1 billion or more and when we become a “larger accelerated filer,” have a public float of $700 million or more or we issue more than $1 billion of non-convertible debt over a three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Sarbanes/Oxley Act

Except for the limitations excluded by the JOBS Act discussed under the preceding heading “Emerging Growth Company,” we are also subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act like we are to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or anticipated to be received) of Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Number of Total Employees and Number of Full-Time Employees

Q2P has nine full-time employees, four part-time employees and two part-time consultants, including our CFO and controller.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

RISK FACTORS

You should carefully review and consider the following risks as well as all other information contained in this Current Report.  The following risks and uncertainties are not the only ones facing the Company and its wholly-owned subsidiary Q2P.  Additional risks and uncertainties of which we are currently unaware or which we believe are not material also could materially adversely affect the business, financial condition, results of operations, or cash flows of the Company and Q2P.  In any case, the value of our common stock could decline and you could lose all or a portion of your investment.  To the extent any of the information contained in this Current Report constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company and could materially adversely affect the financial condition, results of operations or cash flows of Q2P.

An investment in the Company involves a high degree of risk.  You should consider carefully all of the risks described below, together with the other information contained in this Current Report before making a decision to invest in such securities.  If any of the following risks occur, the business, financial condition and results of operations of Q2P may be adversely affected. In that event, the value of the Company’s securities could decline and you could lose all or a part of your investment.

Liquidity and Market Risks Associated with our Common Stock and the Merger

Q2P stockholders will be able to sell their shares only in compliance with applicable SEC rules.

Rule 144 of the SEC will prohibit Q2P stockholders who receive Company shares in the Merger from trading their shares of our common stock until at least six (6) months have elapsed.  In addition, in order to sell their shares under applicable SEC rules, the Company must remain current in its reporting obligations with the SEC until the Q2P stockholders have held their Company shares for at least twelve (12) months.  There can be no assurance that they will be able to resell their securities at any price once these periods have elapsed.  See the caption “Rule 144” of this Current Report.

Our common stock is quoted on the OTC Markets and there is an extremely limited trading market for our common stock.

Our common stock is quoted on the OTC Markets. There is extremely limited and sporadic trading of our common stock and no assurance can be given when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors in our common stock may be unable to sell their shares.

The price of our common stock may fluctuate significantly, which could lead to losses for stockholders.

The securities of public companies can experience extreme price and volume fluctuations, which can be unrelated or out of proportion to the operating performance of such companies. We expect our common stock price will be subject to similar volatility. Any negative change in the public's perception of the prospects of our Company or companies in our market could also depress our common stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

*	regulatory actions;
*	variations in our operating results;
*	announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;
*	recruitment or departure of key personnel;
*	litigation, legislation, regulation or technological developments that adversely affect our business;
*	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock; and
*	market conditions in our industry, the industries of our customers and the economy as a whole.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business, over which we will have no control. There are many large, well-established publicly traded companies active in our industry and market, which means it will unlikely that we will receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us, downgrade our stock, our stock price would likely decline rapidly.

We have no intention to pay dividends on our common stock.

For the foreseeable future, we intend to retain future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our common stock.  There are also contractual limitations on our ability to pay dividends on our common stock. As a result, investors should not expect to receive dividends on any of the shares of our common stock purchased by them, for a long period of time, if ever. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our stock is a penny stock.  A “penny stock” is an equity security that has a market price of less than $5.00 per share, subject to certain exemptions. The penny stock rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1 million or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

The exercise of outstanding options and warrants, as well as the conversion of convertible debt and preferred stock instruments, may have a dilutive effect on the price of our common stock.

To the extent that outstanding stock options and warrants are exercised and convertible debt and preferred stock instruments are converted into shares of our common stock, dilution to our stockholders will occur.  Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options, warrants and convertible debt instruments can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options, warrants or convertible debt instruments.  At the Effective Date, the total dilutive securities outstanding, including options, warrants and shares issuable upon conversion of convertible debt instruments was approximately 3,585,480 shares, not including shares issued in the APGR Funding as described elsewhere in this Current Report.

Terms of the current APGR Funding could restrict management’s ability to make key decisions on behalf of the Company.

The APGR Funding contains negative covenants and restrictions prohibiting the Company from conducting certain activities in the future, such as issuing additional shares of common stock or common stock equivalents except in limited circumstances for a defined period of time, repaying other debt, issuing new debt, changing is Board of Directors, and other similar types of transactions that could severely limit management’s ability to operate the Company in manners they determine important or necessary.  The terms of the APGR Funding could make it more difficult to raise financing in the future that is needed for the survivability or growth of the Company. In such circumstances, management may need to seek approval from the holders of securities issued in the APGR Funding, which approval may not be granted.

If undisclosed liabilities from the past operations of AnPath arise after the merger closing, it may be impossible to seek indemnification from past company management.

All current and potential liabilities of AnPath have been set forth the in the Merger Agreement, Transaction Documents and SEC filings made prior to the Effective Date, as represented to us by the former management of AnPath.  If other liabilities arise, including additional payables, litigation or judgements from past claims, debt or otherwise that was not disclosed, whether or not such disclosure arises to misrepresentations, the new management and stockholders of the Company may be liable for such liabilities.  In such circumstance, it may be difficult or impossible to seek damages, indemnification or contribution from the old management of AnPath for such additional expenses.  Such circumstances could have a materially negative impact on our cash flow and ability to pursue our business plan.

Risks Related to Our Business and Industry

Q2P has a limited operating history and is operating at a loss, and there is no guaranty that it will become profitable.

Our operating subsidiary, Q2P, began operations approximately 15 months ago and we anticipate that it will operate at a loss for some time. Since we have limited operating history and no history of profitability, we have no financial results upon which you may judge our potential. There can be no guarantee that we will ever become profitable. In the future, we may experience under-capitalization, technological development delays, lack of funding options, setbacks and many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include, but are not limited to:

•

inability to identify suitable companies for customer sales and joint ventures;

•

inability to raise sufficient capital to fund our business plan;

•

development and marketing problems encountered in connection with new technologies;

•

delays and expenses related to testing, development and deployment of our products;

•

competition from larger and more established renewable power companies; and

•

lack of market acceptance of our anticipated products and services.

Because our history is limited and we are subject to intense competition, any investment in us would be inherently risky.

Because we are a company with limited operational history and no profitability, our business activity can be expected to be extremely competitive and subject to numerous risks.  The waste-to-power business is highly competitive with many companies having access to the same market.  Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage.  There can be no assurance that we will have the necessary resources to become or remain competitive.  We are subject to the risks which are common to all companies with a limited history of operations and profitability.  Therefore, investors should consider an investment in us to be an extremely risky venture.

We will require additional financing.

For the foreseeable future, we expect to rely upon funds raised from the offering of our common or preferred stock or debt to provide operating capital for the Company.  The APGR Funding competed in connection with the Merger is anticipated to provide operating capital for several months, at which point it is the Company’s intention to engage in a larger offering.  We expect to rely on the proceeds of this current offering and later offerings to provide further funding for working capital to commercialize our technology, secure relationships with different suppliers, finance pilot programs, and prove-out our business model.  Therefore, we believe that from time to time we will have to obtain additional financing in order to expand our business consistent with our proposed operations and plan.  There can be no guaranty that additional funds will be available when and if needed.  If we are unable to obtain such financing, or if the terms thereof are too costly, we may be forced to curtail or cease operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our planned operations and our shareholders' investment. Any additional financing may result in significant dilution to our Company’s existing shareholders.

We remain at risk regarding our ability to conduct successful operations.

The results of our operations will depend, among other things, upon our ability to develop, install, manage and market waste- to-power products and services.  Further, it is possible that our operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves.  Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control.  Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an entity and might cause the investment of our shareholders to be impaired or lost.  Our strategic relationships are in various stages of development. Some of our developing projects may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors.  Unanticipated obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible.

The development of our engine technology may take longer than anticipated and could be additionally delayed.  Therefore, there can be no assurance of timely completion and introduction of projects on a cost-effective basis, or that such projects, if introduced, will achieve market acceptance such that, in combination with existing projects, they will sustain us or allow us to achieve profitable operations.

For the foreseeable future, our success will be dependent upon our management.

Our success is dependent upon the decision making of our directors, executive officers and other key employees.  We believe that our success depends on the continued service of these employees and our ability to hire additional key employees when and as needed.  Although we currently intend to retain our existing management, we cannot assure you that such individuals will remain with us.  We have fixed term employment agreements with only a few of our key employees, and have not obtained key man life insurance on the lives of any of them.  The unexpected loss of the services of one or more of our key executives, directors and advisors, and the inability to find suitable replacements within a reasonable period of time thereafter could have a material adverse effect on the economic condition and results of operations of the Company.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth. We currently maintain nominal administrative and personnel capacity due to the startup nature of our business, and our expected growth may impose a significant burden on our future planned administrative and operational resources.  The growth of our business will require significant investments of capital and increased demands on our management, workforce and facilities.  We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified management and other personnel. Failure to do so or satisfy such increased demands would interrupt or would have a material adverse effect on our business and results of operations.

We are dependent to certain extent on the success of our licensor.

While we operate independently of our licensor and former parent company, Cyclone Power Technologies, the success or failure of Cyclone could have an effect on our reputation, results of operations, our assets, and our ultimate success.  A failure of Cyclone to maintain patents, defend patent infringement claims, or improve upon its technology could affect our business.  A failure of Cyclone to remain a going concern and satisfy its creditors could result in Q2P and its contracts with Cyclone as the subject of costly and/or protracted litigation, which would also negatively affect our operations, assets and our ability to raise capital. Should Cyclone become bankrupt or insolvent, Q2P has a UCC-1 lien on all Cyclone’s patent rights.

We must hire qualified engineering, development and professional services personnel.

We cannot be certain that we can attract or retain a sufficient number of highly qualified mechanical engineers, industrial technology and manufacturing process developers, and professional services personnel. To quickly and efficiently deploy our products, maintain them and enhance them, we will require an increasing number of technology developers. We expect customers that purchase or license our technology will typically engage our professional engineering staff to assist with support, training, consulting and implementation. We believe that growth in sales depends on our ability to provide customers with these services and to attract and educate third-party consultants to provide similar services. As a result, we plan to hire professional services personnel to meet these needs. New technical and professional services personnel will require training and education and it will take time for them to reach full productivity. To meet our needs for engineers and professional services personnel, we also may use more costly third-party contractors and consultants to supplement our own staff. Competition for qualified personnel is intense. Additionally, we will rely on third-party implementation providers for these services. Our business may be harmed if we are unable to establish and maintain relationships with third-party implementation providers.

Our sales cycles may be long.

We expect that the period between our initial contact with a potential customer and the purchase of our products and services will often be long and subject to delays associated with the budgeting, approval, and competitive evaluation processes which frequently accompany capital expenditures. We are attempting to overcome these risks by offering our customers zero-capital cost financing methods for our power generation services, including Power Purchase Agreements; however, we have not yet proven that such financing strategies will be accepted by our future customers and we may not have adequate capital to offer such financing options in the future. We believe that a customer’s decision to purchase our engines or power services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our engines or power services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources that we may not have.

We must be prepared to enforce our intellectual property, which may place unanticipated financial burdens on us.

If we are unable to protect our intellectual property, we may lose a valuable asset, experience reduced market share, or incur costly litigation to protect our rights. Our success depends, in part, upon our proprietary technology and other intellectual property rights.  We plan to file new patent applications domestically and internationally as they apply to the core engine technology and its components. Although our licensor, Cyclone, holds the rights to certain patents and patent applications pending on the core engine and other engine technology, there can be no assurance that pending patent applications will be approved or that the issued patents or pending applications will not be challenged or circumvented by competitors.  Certain critical technology incorporated in the products is also protected by trade secret laws and confidentiality and licensing agreements.  We intend to rely upon a combination of trade secret and patent laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology.

Under our license agreement with Cyclone, we have the financial responsibility for sharing in the enforcement and protection of the intellectual property rights related to the engine, including any advancements or improvements thereto.  Such enforcement would most likely be very costly, and we may not have the financial resources to pursue required action.  Even if we were to litigate to enforce our intellectual property rights or protect our trade secrets, we may not be successful. There can be no assurance that such protection will prove adequate or that we will have adequate remedies for disclosure of the trade secrets or violations of the intellectual property rights. Any inability to protect our intellectual property rights could seriously harm our business, operating results and financial condition. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

We may experience claims of infringement upon proprietary rights of others.

We may be exposed to future litigation based on claims that our products and/or the intellectual property related to the use of our products infringe on the intellectual property rights of others, including, but not limited to, the patent, copyright, trademark, and publicity rights of others.  Claims of infringement could require us to re-engineer our products or seek to obtain licenses from third parties in order to continue offering our products.  In addition, an adverse legal decision affecting our intellectual property, or the use of significant resources to defend against this type of claim, could place a significant strain on our financial resources and harm our reputation.

Our failure to further refine our technology and develop and introduce improved products could render our systems uncompetitive or obsolete.

We will need to invest significant financial resources in research and development to keep pace with technological advances in the alternative energy industries. However, research and development activities are inherently uncertain and we could encounter practical difficulties in commercializing our research results. Our significant expenditures on research and development may not produce corresponding benefits. Other companies are developing a variety of competing technologies and could produce solutions that prove more cost-effective or have better performance than our engine systems. As a result, our engines may be rendered obsolete by the technological advances of our competitors which could reduce our net sales and market share.

Our future success depends on our ability to ramp-up manufacturing and add or outsource production lines in a cost-effective manner, both of which are subject to risks and uncertainties. Our future success depends on our ability to significantly increase both our manufacturing capacity and production throughput in a cost-effective and efficient manner. If we cannot do so, we may be unable to expand our business, decrease our cost on a per-watt basis, create or maintain a competitive position, satisfy future contractual obligations or reach or sustain profitability.

Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share.

Our engines and systems will be sold with a materials and workmanship warranty for technical defects. As a result, we bear the risk of extensive warranty claims long after we have sold our products and recognized net sales. Any widespread product failures may damage our market reputation and cause our sales to decline and require us to repair or replace the defective engines, which could have a material adverse effect on our financial results.

We may encounter adoption risks of our technology.

If our waste-to-power technology is not suitable for widespread adoption, or if sufficient demand for waste-to-power solutions does not develop or takes longer to develop than we anticipate, a major portion of our business may fail to develop.  The waste-to-power market (especially at the micro-grid scale) is at a relatively early stage of development and the extent to which such systems will be widely adopted is uncertain. If such technology proves unsuitable for widespread adoption or if demand for renewable power fails to develop sufficiently, we may be unable to grow our business or generate sufficient net sales to sustain profitability. In addition, demand for waste-to-power solutions in our targeted markets —mainly the United States — may not develop or may develop to a lesser extent than we anticipate.  Many factors may affect the viability of widespread adoption of this technology including the following:

•

Cost-effectiveness of waste-to-power systems compared to conventional and other non-renewable energy sources and products;

•

Performance and reliability of waste-to-power technology compared to conventional and other non-renewable energy sources and products;

•

Availability and substance of government subsidies and incentives to support the development of the waste-to-power, waste heat recovery and cogeneration industries;

•

Fluctuations in economic and market conditions that affect the viability of conventional and non- renewable energy sources, such as increases or decreases in the price of oil, natural gas and other fossil fuels;

•

Fluctuations in capital expenditures by end-users, which tend to decrease when the economy slows and interest rates increase; and

•

Deregulation of the electric power industry and the broader energy industry to permit wide spread adoption of renewable micro-grid electricity.

Elimination or expiration of government subsidies, economic incentives and other support for alternative energy could reduce demand for our power systems.

Reduced growth in or the reduction, elimination or expiration of government subsidies, economic incentives and other support for on-grid alternative power may result in the diminished competitiveness of solutions relative to conventional and non-renewable sources of energy, and could materially and adversely affect the growth of the alternative energy industry and our sales. We believe that the near-term growth of the market for on-grid applications, where energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government subsidies and economic incentives. For instance, currently the cost of many renewable power forms (such as solar and wind) exceeds the retail price of electricity in most significant markets in the world. As a result, federal, state and local governmental bodies in many countries, including the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax incentives and other incentives to end-users, distributors, systems integrators and manufacturers of renewable power products. Many of these government incentives expire (such as the current 2016 expiration of the Investment Tax Credit in the US), phase out over time, exhaust the allocated funding or require renewal by the applicable authority.

Electric utility companies or generators of electricity from fossil fuels or other renewable energy sources could also lobby for a change in the relevant legislation in their markets to protect their revenue streams. Reduced growth in or the reduction, elimination or expiration of government subsidies and economic incentives for on-grid alternative energy applications, especially those in our target markets, could cause our net sales to decline and materially and adversely affect our business, financial condition and results of operations.

Tightening of the supply of capital by global financial markets may make it difficult for end-users or us to finance the cost of our systems and could reduce the demand for our products.

We expect that many of our end-users will depend on debt financing to fund the initial capital expenditure required to purchase and install a power system utilizing our technology. Further, our PPA financing model for our customers requires us to raise substantial funding, which will ultimately need to be debt financing. As a result, increases in interest rates could make it difficult for our end-users or us to secure the financing necessary to purchase and install a system on favorable terms or at all, and thus lower demand for our products and reduce our net sales. In addition, the reduction in the supply of non-recourse project debt financing or tax equity investments could reduce the number of power projects that receive financing and thus lower demand for our products. An increase in interest rates or decrease in access to capital could make alternative investments more attractive relative to our products.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of power products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of alternative power products and investment in the research and development of this technology. For example, without a mandated regulatory exception for waste-to-power and waste heat recovery systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to end-users of using Q2P-based systems and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our power systems and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our systems may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our products.

We shall be dependent upon our suppliers for the components used in the systems we install.

Many of the components used in our anticipated engine systems are to be purchased from a limited number of manufacturers, including our agreement with Precision CNC for the machining of custom parts. Loss of or a negative change in our relationship with PCNC could materially affect our ability to build parts and manufacture products cost effectively, if at all.  We are subject to market prices for the components that we purchase for our planned installations, which are subject to fluctuation.  We cannot ensure that the prices charged by our suppliers will not increase because of changes in market conditions or other factors beyond our control.  An increase in the price of components used in our potential systems could result in reduced margins and/or an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our services. There is no assurance that we will be able to have our engine systems manufactured on acceptable terms or of acceptable quality, the failure of which could lead to a loss of sales and revenues.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a competitive environment that is characterized by price inflation and rapid technological change. We will be competing with major international and domestic companies with substantially greater resources than our own.  Our major competitors include General Electric, Siemens, Cummins, Caterpillar, Capstone Turbine and similar companies on a large scale, plus numerous other smaller players and other similar companies. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do.  Many of our competitors are developing and are currently producing and/or installing products based on waste-to-power and cogeneration energy technology and services that may ultimately have costs similar to, or lower than, our projected costs.  Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of products than we can. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We have experienced technological changes in our industry. New technologies may prove inappropriate and result in liability to us or may not gain market acceptance by our customers.

The waste-to-power industry (and the alternative energy industry, in general) is subject to rapid technological change. Our future success will depend on our ability to appropriately respond to changing technologies and changes in function of products and quality. Significant improvements in the efficiency of alternative engine systems may give competitors using those products competitive advantages that we cannot overcome.

FINANCIAL SUMMARY

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs, and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Current Report, particularly in “RISK FACTORS.”

Plan of Operations/Business Strategy

Overview

The Company’s operating subsidiary, Q2P was originally formed by Cyclone Power Technologies Inc. (“Cyclone”) in April 2010 in the state of Florida as a limited liability company called “Cyclone-WHE LLC.” The purpose of the Company at such time was essentially the same as it is today: to pursue waste-to-power and waste heat recovery business opportunities on a global basis.  The Company re-domiciled to Delaware as a corporation in April 2014, formally split from Cyclone in July 2014 pursuant to a Separation Agreement, and changed its name to “Q2Power Corp.” in February 2015.  It is licensed to do business in Florida and Ohio, where it maintains offices.

A.

Plan of Operation

The general technology underlying the Q2P Engine has been in development since 2008. Until 2014, this research and development (“R&D”) was conducted and financed primarily by its former parent, Cyclone.  Funds for this R&D from investors, corporate partners and government sources amounted in the aggregate to over $8 million for all of Cyclone’s engine technology during this time period. Through its License, Q2P has the benefit of these R&D expenditures of time, resources and funding upon which it is in the process of commercializing the Q2P Engine and its relevant components for its business.

A major portion of the funds raised in the APGR Funding and future offerings will be used for technology commercialization, which includes testing, third-party validation, pilot programs and ramping-up manufacturing operations. To support these operations, we anticipate the purchase or leasing of certain manufacturing equipment, testing equipment, engineering software, and other capital expenses.  We are currently deploying pilot programs for our technology.  Some of the expenses for these programs and the surrounding R&D may be paid-for or subsidized by customers and partners, which would generate revenue for us.

Results and knowledge from our pilot testing in the field will be used to build our production Q2P Systems. We expect these systems to be ready for early adaptor sales in three to six months and for limited-scale commercial manufacturing over the following 12 months.  We expect to start generating revenue during this time, which will be used to support operations, further advance R&D and intellectual property (“IP”) capture, and expand manufacturing capabilities towards mass-production scale.

In the next 12 months we will need to raise additional funds to keep us operating at full capacity and on schedule with these plans. Our average monthly burn-rate is currently $120,000 per month, which has been reduced by management from about $200,000 per month in the first half of 2015; but we estimate that this will increase again to approximately $200,000 per month by the middle of 2016. We anticipate that we will have sufficient capital reserves to fund operations until the second quarter of our 2016 fiscal year if the APGR Funding is completed in full.  By the end of 2016, we expect to have engines and power systems in production, customers in place, and our business model fully established. Meeting these benchmarks should provide greater value to our Company and provide broader funding opportunities.  We cannot make any guarantees, however, that we will be able to meet these milestones or generate the expected shareholder value from our efforts.

B.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Six-Months Ended June 30, 2015 and 2014

During the six months ended June 30, 2015, we incurred operating expenses totaling $1,943,728.  Our operating expenses consisted of general and administrative expenses of $1,259,415, research and development of $659,452, advertising and promotion of $11,823, and other expenses of $13,038. Operating expenses for the same period in 2014 were $391,371, consisting of general and administrative expenses of $215,789, research and development of $174,582, and advertising and promotion of $1,000.  The dramatic increase in operating expenses in the latter period is a result of operations for the Company expanding rapidly after the separation from Cyclone in July 2014, and capital funding raised through May 2015, and is not necessarily indicative of any future trends.

Of the operating expenses in the 2015 period, non-cash general and administrative expense related to equity-based compensation totaled $529,220.  Stock and options to purchase stock issued to consultants totaled $470,186, and stock and options issued to employees totaled $59,034.

Capital expenditures related to software, property and equipment at June 30, 2015 totaled $86,946. Depreciation and amortization expenses for the interim period ended June 30, 2015 totaled $13,333.

We did not generate any revenue during either the 2015 or 2015 period.

Years Ended December 31, 2014 and 2013

During the years ended December 31, 2014 and 2013, we incurred operating expenses totaling $1,612,092 and $157,266, respectively.  For 2014, our operating expenses consisted of general and administrative expenses of $1,035,454, research and development of $560,608, and advertising and promotion of $11,640. For 2013, all of our expenses were general and administrative, consisting primarily of stock issued to consultants for services.  As noted above, the dramatic increase in operating expenses in the latter period is a result of operations for the Company expanding rapidly after the separation from Cyclone in July 2014, and capital funding raised through the end of 2014, and is not necessarily indicative of any future trends.

Of the operating expenses incurred for the year ended 2014, non-cash general and administrative expenses related to equity-based compensation totaled $561,872.  Stock and options to purchase stock issued to consultants totaled $517,951, and stock and options issued to employees totaled $43,931.

Capital expenditures related to software, property and equipment at December 31, 2014 totaled $56,707.  Depreciation and amortization expenses for the year ended December 31, 2014 totaled $4,318.

We did not generate any revenue in the fiscal years ended 2014 or 2013.

Financial Condition, Liquidity and Capital Resources

SinceJuly 2014 Q2P has primarily devoted its efforts to commercializing the Q2P Engine and Q2P System, developing its business model and recruiting executive management and key employees.  Accordingly, Q2P is considered to be in the development stage.  As a new entity, Q2P has limited current business operations and nominal assets.  Q2P currently operates at a loss with no revenue and approximately $120,000 a month in operating expenses, which is comprised of salaries and fees to officers, directors and advisors, our R&D budget, some marketing and other general expenses. We have also used equity, including common stock and stock options, to pay some expenses over the last year. Since the beginning of the year, we have reduced our monthly burn from about $200,000 per month by terminating or renegotiating some consulting fees and employment contracts, and making other cuts in our operational budget. This monthly burn is expected to increase materially, however, over the following months as we add costs of being a public company and fund our growth.

Since July 2014, Q2P has raised approximately $3 million in capital over three separate financings, inclusive of cash invested and some debt and payables converted to stock.  With these funds, the Company has been able to complete the prototype stage of its technology, place our first operating pilot unit in the field, and recruit a solid engineering and business team.  It is anticipated that we will attempt to raise additional funding in mid-2016 to advance the Company’s technology through full commercialization and manufacturing. Details of these prior financings follows:

During the year ended December 31, 2014, the Company issued 2,945,835 shares of restricted common stock valued at $353,501 in its initial Seed Round Funding. Transaction costs related to the Seed Round were $51,000.  The Seed Round was funded through convertible debt with accrued interest, which automatically converted to common stock at $0.12 per share on September 30, 2014.

The Company sold 5,245,804 shares of common stock at $0.27 per share, in its Series A Funding Round valued at $1,416,367 during the year ended December 31, 2014.  Direct offering costs related to the Series A Funding Round were $30,000.  In January 2015, the Company closed a continuation round of its Series A Funding, whereby it raised $362,360 with the issuance of 1,342,075 shares of common stock, priced at $.27 per share.

All promissory notes and shares in these offerings were sold pursuant to an exemption from the registration requirements of the Securities Exchange Commission under Regulation D to accredited investors who completed questionnaires confirming their status. Unless otherwise described in this Current Report, reference to “restricted” common stock means that the shares are restricted from resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

On May 14, 2015, the Company’s Board of Directors authorized the offer of 17,700,000 Subscriptions Rights (the “Subscription Rights”) to all current shareholders.  Each Subscription Right was exercisable into three (3) shares of common stock, representing 53,100,000 aggregate shares of common stock among all Subscription Rights. Stockholders received one Subscription Right for each share of common stock owned as of May 14, 2015, which was the record date for the Subscription Rights offering (the “Rights Offering”).  The maximum Rights Offering amount was $1,062,000 if all Subscription Rights were exercised.  The Offering Price was $0.06 per Subscription Right, equivalent to $0.02 per common share contained in each Subscription Right.  Stockholders were able to over-subscribe to purchase additional shares of common stock at a price of $0.02 per share, if all Subscription Rights had not been exercised pro-rata by the other stockholders. In order to reduce the short term financial obligations of the Company, the Board in its discretion, allowed employees and consultants to cancel salary, debt, payables or contractual monetary obligations of the Company due to them, and convert such obligations into common stock in connection with the Rights Offering.

The Rights Offering closed on June 3, 2015, at which time Subscriptions totaling $1,061,975 had been received, inclusive of $821,516 in cash, the cancellation of $83,158 and $103,251 of payables and accrued expenses incurred in 2014 for outside and employee services, respectively, and $54,050 of subscriptions receivable.  Subsequent to the closing due to an oversight of one subscription in the amount of $3,788, an additional 189,375 shares were due to be issued.  This amount increased the value of the total shares issued to $1,065,783, which was $3,783 more than what was initially authorized by the Board of Directors.  The Board determined that such over-issuance of 0.3% (less than one-half of one percent of total shares issued) was not material and that the costs of recalculating and reissuing all shares to all shareholders would be more costly.  This $3,788 was recorded as an additional subscription receivable.  A total of 53,288,150 shares were issued under the Rights Offering.  Transaction costs associated with the Rights Offering totaled $10,000.

Cash and Working Capital

We have incurred negative cash flows from operations since inception. As of June 30, 2015, Q2P had an accumulated deficit of $3,773,087.

Sources and Uses of Liquidity

Since inception, Q2P has satisfied its operating cash requirements from the private placement of its common stock and some small loans.  During the next 12 months, we expect to spend approximately $1,200,000 on development of our engine products and power systems. With these expenditures we anticipate launching our commercialized Q2P System and commencing sales of these products to early adaptor customers.   We expect to also incur approximately $750,000 in general and administrative costs in that period to support our ongoing research and development expenses, and an additional $250,00 of accounting, legal and other costs of being a public company.

Management believes the Company will start generating revenues through the sale of its Q2P Engine and Q2P System to early adaptor customers within the next six months. Additional funds may be raised through debt financing and/or the issuance of equity securities. At this time no additional fundraising has been initiated, and no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all.

Separation from Cyclone and Related License Agreement

On July 29, 2014, Q2P (which at such time was called WHE Generation Corp., and renamed Q2Power Corp. on January 26, 2015) commenced operations as an independent company after receiving its initial round of seed funding and signing a formal separation agreement (the “Separation Agreement”) from Cyclone.  Cyclone had originally established Q2P as a wholly-owned Florida limited liability company (“LLC”) in 2010.  In April 2014, in contemplation of its separation from Cyclone and initial funding, the Company re-domiciled from Florida to Delaware and converted from an LLC to a corporation.  In connection with this transaction, 1,132,268 membership interests in the LLC were exchanged for 5,661,338 shares in the Company.  As of June 30, 2015, Cyclone owned 3.80% in Q2P after dilution of its interest as a result of Seed Round, Series A Funding and the Rights Offering.

The Separation Agreement between Q2P and Cyclone provided for a formal division of certain assets, liabilities and contracts related to Q2P’s business, as well as establishing procedures for exchange of information, indemnification of liability, and releases and waivers for the principals moving forward.  As part of the separation from Cyclone, Q2P also purchased for $175,000 certain licensing rights to use Cyclone’s patented technology on a worldwide, exclusive basis for 20 years with two 10-year renewal terms for Q2P’s waste heat and waste-to-power business (the “License Agreement”).   The License Agreement contains a royalty provision equal to 5% of gross sales payable to Cyclone on sales of engines derived from technology licensed from Cyclone.

Also, as part of the separation from Cyclone, Q2P assumed a license agreement between Cyclone and Phoenix Power Group, which included deferred revenue of $250,000 from payments previously made to Cyclone for undelivered products.  The net balances as of December 31, 2014 for the Cyclone licensing rights and the Phoenix deferred revenue were $156,771 and $250,000, respectively. The Company also assumed a contract with Clean Carbon of Australia and a corresponding $10,064 prepayment for services or other value to be provided in the future.  This deposit has been presented as deferred revenue on the June 30, 2015 and December 31, 2014 balance sheet.

The licensing rights are amortized over 4 years. Amortization expense for the interim period ended June 30, 2015 and for the year ended December 31, 2014 was $21,875 and $18,229, respectively.

Stock Repurchase Agreement

On September 25, 2014, the Company entered into a Stock Repurchase Agreement with Cyclone (the “Stock Repurchase Agreement”) whereby the Company agreed to purchase 2,083,333 shares of restricted common stock of the Company at a purchase price of $0.24 per share, for total consideration of $500,000.  Of the purchase price, $350,000 was paid on September 30, 2014, at which time the Company retired 1,458,333 shares previously held by Cyclone.  The $150,000 balance of the purchase price was recorded as Due to Related Party – Cyclone.  The 624,999 shares associated with the $150,000 portion of the purchase price were reissued to Cyclone on July 21, 2015, based on claims made by the Company that Cyclone had not fulfilled material terms in the Stock Repurchase Agreement, as well as other claims, and as a result the balance of $150,000 would not be owed. Cyclone has disputed these claims.   The Company also recorded $567,637 against additional paid in capital related to the shares of common stock of Cyclone held as an investment by the Company that were returned to Cyclone, payables of Cyclone paid by the Company on behalf of Cyclone and write-off of the intercompany receivable from Cyclone.

This was offset by the deferred revenue from Phoenix Power and Clean Carbon of Australia that was transferred to the Company in the Separation Agreement.

Off-Balance Sheet Arrangements

The Company did not engage in any "off-balance sheet arrangements" (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of June 30, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company immediately after the Merger by each of its executive officers and directors, and all executive officers and directors as a group, and based on 25,289,639 shares of common stock outstanding.   Unless otherwise indicated, the address for each person or entity named below is c/o Q2Power Corp., 1858 Cedar Hill Rd., Lancaster, Ohio 43130.

	Common Shares Beneficially Owned Post-Merger
Name of Beneficial Owner	# of Shares	% of Class
Christopher Nelson, CEO & Director (1)	1,812,200	7.1%
Joel Mayersohn, Director (2)	222,202	*
Michelle Murcia, CFO (3)	136,000	*
Sudheer Pimputkar (4)	244,800	*

All officers and directors as a group (4 persons)	2,395,202	9.3%

* Less than one percent

(1)    Mr. Nelson’s beneficial holdings include 255,000 vested options.

(2)    Mr. Mayersohn’s beneficial holdings include 136,000 vested options.

(3)    Ms. Murcia’s beneficial holdings include 102,000 vested options.

(4)    Mr. Pimputkar’s beneficial holdings include 122,400 vested options.

The following table sets forth information with respect to the beneficial ownership of the Company immediately after the Merger by any person or group who beneficially owns more than 5% of any class of its capital stock.

	Common Shares Beneficially Owned Post-Merger
Name of Beneficial Owner	# of Shares	% of Class
Blue Earth Fund LP (1)	1,418,066	5.7%
Benjamin Padnos (2)	1,947,744	7.7%

(1)   Blue Earth Fund does not hold options to purchase shares of the Company’s common stock.

(2)    Mr. Padnos’s beneficial holdings include 22,667 vested options.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

Changes in Control

The closing of the Merger resulted in a change in control of AnPath.  See the heading “Change in Control” of Item 5.01.  To the knowledge of management, there are no other current arrangements or understandings that may result in a change in control of the reorganized Company.

MANAGEMENT

Our Executive Officers and Directors are as follows:

Name	Age	Position
Christopher Nelson	45	CEO & Director
Joel Mayersohn	57	Director
Michelle Murcia	48	Chief Financial Officer
Sudheer Pimputkar	65	Chief Technology Officer

Christopher Nelson – CEO & Director. Mr. Nelson oversees the strategic direction of the Company, including finance, business development, and legal aspects.  He also serves as Managing Director of GreenBlock Capital LLC in Palm Beach, Florida, a boutique merchant bank specializing in technology investments and growth capital.  Until July 31, 2014, Mr. Nelson served as President and General Counsel of Cyclone, positions he held since March 2011. Between January 2009 and March 2011, he was Executive Vice President and General Counsel of Cyclone. During his tenure at Cyclone, Mr. Nelson assisted and oversaw all aspects of the company’s business and legal affairs, including public securities filings and over $8 million in financing transactions, licensing and development agreements with major customers such as Raytheon the U.S. Army / Tardac, investors and public relations, and general corporate matters.

Mr. Nelson has practiced law in Florida for over 19 years, and since 2001 has represented many start-up, early stage and established businesses seeking financing, acquisitions and general growth management counseling.  Between 1997 and 2000, Mr. Nelson was an associate with Greenberg Traurig PA, and between 1995 and 1997 an associate with Akerman Senterfitt PA, both in Miami, Florida. At both firms he served in their corporate and securities practice, representing NYSE and NASDAQ companies such as AutoNation, Republic Industries and Wackenhut. Mr. Nelson received a BA from Princeton University, and JD from University of Miami School of Law, and is a member of the Florida Bar.

Joel Mayersohn – Director. Mr. Mayersohn is a Partner in the Ft. Lauderdale, FL, office of Roetzell & Andress, where he specializes in corporate, securities and business law. He advises a diversified client base in private placements, public offerings, mergers and acquisitions, financing transactions and general securities law matters. He also has experience in venture capital, bridge loans and pipe financings. Mr. Mayersohn was previously on the Board of Directors of Cyclone, until July 31, 2014. He is a member of the Florida and New York Bars, and received his J.D. and B.A from The State University of New York at Buffalo.

Michelle Murcia – Chief Financial Officer. Ms. Murcia has served as Acting CFO of Q2Power since December 2014.  Previously, Ms. Murcia served as Co-Founder and COO of Ohio Advanced Energy Economy and the Advanced Energy Economy Ohio Institute.  She also served as VP and CFO of TechColumbus, a public-private technology incubator in Columbus, OH, and for more than 7 years in finance and operating roles at Battelle Memorial Institute, a global science and technology enterprise that manages seven laboratories for the U.S. Department of Energy and conducts approximately $5 billion in annual research and development. At Battelle, Ms. Murcia served as Director, Corporate Financial Services, where she managed a 16-fund venture portfolio with strategic investments in energy and IT; managed six spin-out early stage technology companies from investment to exit; and served on the commercialization and deployment proposal team for re-compete of the National Renewable Energy Laboratory (NREL). Previously, Ms. Murcia was Director at Fletcher Spaght Ventures, a $100M venture capital fund headquartered in Boston which invests in emerging growth technology and healthcare companies, and served in finance roles at Maxwell Technologies (Nasdaq: MXWL), a power storage technology company.  Ms. Murcia received her MBA from the Ohio State University, and a B.S. in Business Administration from California State University, San Marcos.  Ms. Murcia is a licensed Certified Public Accountant in the State of Ohio.

Sudheer Pimputkar – Chief Technology Officer.  Mr. Pimputkar is responsible for overseeing our engineering team and setting the technological development path for the company.  Over the last 10 years, he has focused on technology scale-up and commercialization for early stage energy companies. His responsibilities included IP strategy and management, international business negotiations, and managing investor expectations as a board member.  Before that he was with Battelle (a private, global RD&D organization with annual revenue exceeding $5 billion that consults with industry and government, has a venture arm, and manages National Laboratories).  At Battelle, Mr. Pimputkar developed and managed several large multiyear technology programs.  He has deep technical expertise combined with a demonstrated ability to assess business problems, drive fact-based decision-making, and lead operational solutions including organizational change.  He is an expert in creating innovative technology solutions and holds three issued patents.  Mr. Pimputkar has a Ph.D. and M.S in Mechanical Engineering from Cornell University, and a Bachelor of Technology in Mechanical Engineering from the prestigious Indian Institutes of Technology.

Key Employees

Nathan Hawkins – VP Production.  Mr. Hawkins oversees manufacturing of the Q2P Engine, including providing on-going engineering for production support, quality control, and other key elements of the Company commercialization program. Mr. Hawkins is also co-founder and President of Precision CNC, a high-tech, high-precision machine shop, with whom the Company has partnered for engine manufacturing.  Between him and his partner at PCNC, they have over 50 years’ experience in manufacturing.

Douglas Hutchinson – VP Business Development.  Mr. Hutchinson has over 30 years of background in business development, corporate management, product development and sales/marketing/branding program creation.  Prior to Q2P, he was VP Business Development for Cyclone.  Previously, he has been an owner/operator of business incubator facilities and provided feasibility analysis, financial forecasting and operations consulting.  He has over four decades of fabrication experience in automotive and mechanical production which has involved the use of a wide range of materials and fabrication methodologies.  Mr. Hutchinson’s projects have won 5 national awards and been featured in over a half dozen magazine articles for automotive fabrication excellence.  He has also been involved in patent development projects writing patent claims, creating IP design elements and drawings for patent support including constructing working proof-of-concept models for several inventors.

Gerald Fly – Senior Engineer. Mr. Fly oversees design and development of the Q2P Engine. Prior to Q2P, he was a Senior Engineer at The Ohio State University’s Center for Automotive Research, where one of his primary projects included the Q2P technology program.  Before that, Mr. Fly spent over 21 years with General Motors as a Senior Research Engineer. For the last 14 years of that tenure, he helped run the Fuel Cell Activity division of GM in Honeoye Falls, NY, where he designed and developed new innovative fuel cell stacks including bipolar plates, seal mechanisms, cooling strategies, and new electrochemical methods of energy conversion. Mr. Fly is an expert with finite element based structural analysis of including stress analysis, vibration analysis, and thermal analysis. While at GM, he received the Chairman’s Honor Award twice.  Mr. Fly started his 38 year engineering career at Los Alamos National Lab. He holds his BS and MS in Mechanical Engineering, solid mechanics, thermodynamics from M.I.T., and has over 25 issued patents to his name.

Eric Schacht – Lead Systems Engineer.  Mr. Schacht is the lead systems engineer responsible for the control and automation architecture for Q2P’s technology.  He works with controls software, simulation, power electronics, circuits, and testing for various aspects of the Q2P product.  In addition, he contributes a significant amount of mechanical design expertise from automotive, energy storage systems, manufacturing, and agriculture.  He has previous experience in software and controls ranging from laboratory automation, manufacturing automation, vehicle controls, and various types of simulation.  His professional experience comes from time at General Electric (GE), General Motors (GM), CAR Technologies, and OSU Center for Automotive Research (CAR).  He has both a bachelors and masters in electrical engineering from OSU with specializations in power systems, circuits, and power electronics.  During college, he was a team member and leader of the OSU hybrid vehicle competition teams developing systems and software as well as testing the vehicle for competition.

Directorships Held in Other Reporting Companies

Other than the Company, none of our directors or executive officers is a director of a company that is required to file reports under Sections 15 or 13(d) of the Exchange Act.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Control Persons.

To the best of our management’s knowledge, no person who may be deemed to have been a promoter or founder of our Company was the subject of any of the legal proceedings listed under the heading “Involvement in Certain Legal Proceedings” above.

Compliance with Section 16(a) of the Exchange Act

Our shares of common stock are registered under the Exchange Act, and therefore the officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a), which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Code of Ethics

The Company has adopted a code of ethics that applies it its principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The text of our code of ethics is posted on our web site (www.q2p.com)

Corporate Governance

Nominating Committee

We have not established a Nominating Committee. We have only two directors and three executive officers, and we believe that our Board of Directors is able to effectively manage the issues normally considered by a Nominating Committee.  If we do establish a Nominating Committee in the future, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

Audit Committee

We have not established an Audit Committee. We have only two directors and three executive officers and our business operations are conducted in one facility. We believe that our Board of Directors is able to effectively manage the issues normally considered by an Audit Committee. If we do establish an Audit Committee, we will disclose this change in our periodic reports as filed with the SEC.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

Summary Executive Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($)(h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Christopher Nelson, CEO	2015	138,461	25,523	-	-	-	-	-	$163,984
	2014	27,692	-	-	90,000	-	-	80,666	$198,358

Michelle Murcia, CFO	2015	-	-	-	54,000	0	-	80,500	$134,500
	2014	-	-	-	27,000	0	-	3,500	$30,500

Sudheer Pimputkar, CTO	2015	88,199	-	24,300	-	-	-	27,783	$140,282
	2014	-	-	-	97,200	-	_	5,025	$102,225

(c)     Salaries include those amounts paid and accrued as an expense on the books of the Company.

(d)     Mr. Nelson’s bonus in 2015 related to a tax liability repayment to him for consulting fees the Company paid in 2014.  This bonus is accrued as an expense on the Company’s books, but has not been paid.

(e)(f)  Stock and Option Awards are calculated based on the face value of awards as of the date of grant.

(i)      All Other Compensation is comprised of consulting fees.

Director Compensation

The Company pays its sole outside director a quarterly cash retainer of $4,000, plus 85,000 stock options per year (adjusted herein based on the Merger Agreement’s exchange ratio of 0.34).  The Company believes that this is consistent with industry standards for such outside directors in the industry. Directors shall also be reimbursed for reasonable travel expenses incurred in connection with meetings of the Board of Directors.

Summary Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Joel Mayersohn	8,000	0	136,000	0	0	0	$144,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Christopher Nelson, the Chief Executive Officer and Directorof Q2P, is also a Managing Director of GreenBlock Capital LLC, a Delaware limited liability company (“GBC”).  GBC is expected to sign a 12 month Consulting Agreement with the Company by which GBC may be issued up to 1,000,000 shares of common stock.  No agreement has been signed as of this date, and any such agreement must be approved by the independent member of the Company’s Board of Directors. Such fee is specifically not a finder’s or success fee based on the raising of funds for the Company. Mr. Nelson holds no ownership or equity interest in GBC. Prior to the closing of the Merger, he held 4,580,000 shares of Q2P representing approximately 6.5% of its outstanding voting securities not including his stock options.  Following the closing of the Merger, he holds 1,812,200 shares of the Company’s common stock, representing approximately 7.1% of our post-Merger outstanding common shares inclusive of his vested stock options.  AnPath’s director, Christopher J. Spencer, owns a majority interest in GBC.  Prior to the closing of the Merger, he held 128,572 shares of the Company’s common stock, as well as 252,500 shares of Q2P common stock representing approximately 0.4% of its outstanding shares, plus 800,000 shares of Q2P common stock in the name of GBC representing an additional 1.13%. Upon the closing of the Merger, Mr. Spencer individually and through GBC owns a total of 486,422 shares of our common stock, representing approximately 1.9% of our outstanding shares. GBC has been instrumental in various matters related to the Merger including, but not limited to, the negotiation of the ESI Exchange Agreement, the negotiations relating to the Alpha Extension Agreement, and other matters related to the Merger, and we expect GBC to provide continuing services to the Company following closing.

Joel Mayersohn, our Director, is also a partner in the law firm of Roetzell & Andress, which provides legal services for Q2P, including advising us on the Merger Agreement and APGR Funding.

Promoters and Certain Control Persons

See the heading “Transactions with Related Persons” above.

Parents of the Smaller Reporting Company

We have no parents.

Director Independence

We have one independent director, Joel Mayersohn, serving on our Board of Directors.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no legal proceedings pending or threatened against Q2P; and there are no actions pending or threatened against any of Q2P’s directors or officers that are adverse to Q2P.

On September 27, 2013, Susan Ladeau filed a Complaint against AnPath and its subsidiary, ESI, in the Superior Court of the County of Iredell, North Carolina, seeking payment of wages of approximately $25,000, together with vacation pay, the value of health insurance benefits and medical expenses collectively totaling approximately $12,000, and the issuance of 40,000 shares of the Company’s common stock.  The case was designated Case No. 13CV 02277. On April 10, 2015, the Superior Court of the County of Iredell, North Carolina, in the case designated Case No. 13CV 02277, entered judgment against ESI in favor of plaintiff Susan Ladeau in the sum of $29,634, together with interest at the rate of 8% on that sum, compounded annually until paid in full.  Claims made by Ms. Ladeau against AnPath and certain of the officers and directors of Anpath at that time were dismissed by the Court. The Company has recorded the liability for this judgement, but has not made any payment towards it. On October 27, 2015, the Court awarded additional liquidated damages against ESI in the amount of $29,634 and attorney’s fees in the amount of $31,750, plus additional interest.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.  As of the Effective Date of the Merger, there are 25,289,639 shares of common voting stock issued and outstanding, taking into account the issuance of 24,000,000 shares of our common stock upon the closing of the Merger.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders.

Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our shareholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of the common stock now outstanding are fully paid and non-assessable, except 234,396 shares of common stock for which we have recorded a $13,788 subscription receivable (as assumed from Q2P, which related to 689,375 shares prior to the Merger).

On July 22, 2015, the Board of Directors authorized that AnPath effectuate a reverse split of its issued and outstanding Common Stock in the ratio of one (1) post-split share of Common Stock for every seven (7) shares of pre-split Common Stock, while retaining the current par value of $0.0001 per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company, with all fractional shares that would otherwise result from such reverse split being rounded up to the nearest whole share. Unless indicated otherwise, all share figures in this Current Report take into account the reverse stock split.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.0001 par value per share, with the rights, privileges and preferences of the preferred stock to be set by the Board of Directors.

On November 9, 2015, the Company filed with the Delaware Secretary of State its Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (the “Certificate of Designation’), a copy of which is attached as Exhibit 4 hereto.  See the Exhibit Index, Item 9.01 of this Current Report.

The Certificate of Designation created the series of Preferred Stock, consisting of up to 1,500 shares, with each share of Preferred Stock to have a par value of $0.0001 and a Stated Value of $1,000, subject to increase in the event that funds are not legally available for the payment of dividends and the Equity Conditions (as defined in the Certificate of Designation) have not been met.  Under the terms of the Certificate of Designation, holders of the Preferred Stock are entitled to receive cumulative dividends at the rate of 6% of the Stated Value per share, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2016, and on each date on which all or a portion of the Preferred Stock is converted into shares of the Company’s common stock as outlined below.  The dividends shall be payable in cash or, at the Company’s option in certain circumstances, in shares of its common stock.

The Preferred Stock has no voting rights.  Upon the liquidation, dissolution or winding-up of the Company, the Holder is entitled to received out of the Company’s assets an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon on any other fees or liquidated damages then owing thereon, before any distribution or payment to the holders of junior securities, including the holders of the Company’s common stock.

Each share of Preferred Stock is convertible, at the Holder’s option, into that number of shares of the Company’s common stock determined by dividing the Stated Value by the Conversion Price of $0.30 per share (which Conversion Price is subject to adjustment in the event of stock dividends, stock splits, dilutive issuances and the like).  The foregoing notwithstanding, the Holder shall have no conversion right to the extent that any such conversion would result in the Holder beneficially owning more than 4.99% of the Company’s issued and outstanding shares of common stock immediately after the issuance of the applicable conversion shares (the

“Beneficial Ownership Limitation”).  The Holder may increase or decrease the Beneficial Ownership Limitation upon notice to the Company, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

On the second anniversary of the issuance of the Preferred Stock, the Company shall redeem all of the then-outstanding Preferred Stock for an amount equal to the sum of (a) 100% of the aggregate Stated Value then outstanding; (b) accrued but unpaid dividends; and (c) all liquidated damages and other amounts due with respect to the Preferred Stock.  In addition, in the event of certain “Triggering Events” (including, but not limited to, failure to meet the “current public information” requirements of Rule 144 of the SEC; failure to timely deliver conversion shares of common stock; being a party to a change of control transaction; and the commencement of any bankruptcy proceeding), the Holder shall have the option to require the Company to redeem all of the Preferred Stock that it then holds for a cash redemption price equal to the sum of (a) the greater of (i) 130% of the Stated Value and (ii) the product of (y) the volume weighted average price of the Company’s common stock on the trading day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then Conversion Price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

For so long as any shares of Preferred Stock are outstanding, the Company may not take certain actions (including, but not limited to, incurring certain types of indebtedness; creating certain liens; and repurchasing stock or paying cash dividends on its shares of common stock) without the prior written consent of the Holders of at least 67% in Stated Value of the then-outstanding shares of Preferred Stock. Failure to meet these restrictive covenants could result in a default or Triggering Event.

The full preferences, rights and limitations of the Series A Preferred Stock are provided in the Certificate of Designation, which is filed as Exhibit 4 with this Current Report.

Outstanding Options, Warrants or Calls

Prior to the Merger, the Company had no outstanding stock options.  Pursuant to the Merger, the Company assumed 1,095,480 stock options issued to officers, directors, employees and some consultants of Q2P.  These options are generally 10 years in length, and as a result of the Merger have become immediately vested.  The exercise price for all of these stock options has been set by the Board of Directors of the Company at a price of $.26 per share.

As of the current date, the Company has issued 961,539 warrants in connection with the Series A Preferred Stock Offering. The warrants are exercisable for a period of five years.  If at any time after the six month anniversary of the date of their issuance there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying shares of common stock, then the warrants may also be exercised on a “cashless” basis.  The holders are subject to a Beneficial Ownership Limitation on exercise of the warrants on the same material terms as the Beneficial Ownership Limitation relating to conversions of the Preferred Stock. The warrants contain price protection in the instance that the Company issues shares at a lower price that the conversion price, subject to several exclusions.

In connection with its convertible debentures issued in July 2014, the Company issued 415,000 warrants to Alpha Capital Anstalt, on a post 7:1 reverse-split basis. The warrants are exercisable for a period of five years.  Pursuant to the recent Modification Agreement, if there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying shares of common stock, then the warrants may be exercised on a “cashless” basis.  Alpha is subject to a Beneficial Ownership Limitation on exercise of the warrants, and the warrants contain price protection in the instance that the Company issues shares at a lower price that the conversion price (currently $2.45 due to the 7:1 reverse stock split), subject to several exclusions.

No Provisions Limiting Change of Control

There is no provision in our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws that would delay, defer, or prevent a change in control of our Company.  Under Article IV of our Amended and Restated Certificate of Incorporation, our Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of

Preferred Stock, including the designation of “poison pill” and other rights that may delay, defer or prevents such a change in control.  However, as of the date hereof, the Board of Directors has not made any such determination and it has no intention to make such a determination in the foreseeable future.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (see Article IX of our Amended and Restated Certificate of Incorporation and Article X of our amended and Restated Bylaws) provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law.  Any repeal or modification of these provisions shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers existing prior to the time of such repeal or modification.  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the Delaware General Corporation Law would permit indemnification.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock.  Commencing on or about August 25, 2011, our shares of common stock were listed on the OTC Pink market under the symbol “APGR”.  No assurance can be given that any market for our common stock will develop or be maintained.  If a public market ever develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by former Q2P stockholder, members of management or others may have a substantial adverse impact on any such market.  With the exception of the shares outlined below under the heading “Recent Sales of Unregistered Securities,” all current holders of shares of our common stock have satisfied the six-month holding period requirement of Rule 144. These listed persons’ shares are subject to the resale limitations outlined below under the heading “Rule 144.”

Set forth below are the high and low closing bid prices for our common stock for each quarter of our 2013 and 2014 fiscal years and the first two quarters of our 2015 fiscal year.  These bid prices were obtained from OTC Markets Group, Inc. formerly known as the “Pink Sheets, LLC”, formerly known as the “National Quotation Bureau, LLC.”  All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Period	High	Low

April 1, 2013 through June 30, 2013	$2.00	$0.55
July 1, 2013 through September 30, 2013	$1.08	$0.60
October 1, 2013 through December 31, 2013	$0.659	$0.35
January 1, 2014 through March 31, 2014	$0.35	$0.30
April 1, 2014 through June 30, 2014	$0.30	$0.25
July 1, 2014 through September 30, 2014	$0.22	$0.08
October 1, 2014 through December 31, 2014	$0.10	$0.06
January 1, 2015 through March 31, 2015	$0.08	$0.02
April 1, 2015 through June 30, 2015	$1.70	$0.02
July 1, 2015 through September 30, 2015*	$0.47	$0.03

* AnPath conducted a 1:7 reverse stock split on July 22, 2015

Rule 144

The following is a summary of the current requirements of Rule 144.  In connection with the closing of the Merger, Q2P Stockholders that do not elect to exercise dissenters’ rights of appraisal under the DGCL will be receiving shares that will be subject to Rule 144.

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Stock Holders

The number of record holders of our common stock as of the date of this Current Report is approximately 250, not taking into account the 85 stockholders of Q2P and assuming that none of such stockholders exercises dissenter’s rights of appraisal under the DGCL. This figure does not include an indeterminate number of beneficial owners who may hold their shares in “street name.”

Dividends

Section 3 of the Certificate of Designation of our Series A Preferred Stock prohibits the Company from declaring or paying any dividend on its common stock so long as any dividend due on the Preferred Stock remains unpaid.  The declaration or payment of dividends on its common stock would also constitute an “Event of Default” on our outstanding Original Issue Discount Senior Secured Debentures.  Presently, we have no plans to pay any dividends in the foreseeable future.  The Board of Directors intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including obligations to our other security holders, including the holders of our Preferred Stock and our debenture holders, our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding common stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance under Equity Compensation Plans

AnPath did not have any Stock Option or other Equity Compensation Plans.  In connection with the Merger, we have assumed two Stock Option Plans from Q2P as follows:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None		None
Equity compensation plans not approved by security holders	1,095,480	$.030 (1)	1,584,520 (1)
Total	1,095,480	$.030 (1)	1,584,520 (1)

(1)

Stock price and remaining available shares were set by resolution of the Board of Directors as of the Effective Date of the Merger.

Recent Sales of Unregistered Securities

To whom	Date	Number of shares	Consideration

52 accredited investors	11-12-15	17,633,912	Merger (1)
6 sophisticated investors	11-12-15	519,920	Merger (1)
1 accredited investor	11-17-15	500 (2)	$500,000

(1)   Terms of the Merger Agreement and shares issued thereunder are provided in Section 1.01 of this Current Report.  5,846,169 shares to be issued under the Merger Agreement are being held in treasury as of the date of this Current Report pending receipt of the respective holders' consent or dissent to the merger.

(2)   Shares issued are Series A 6% Convertible Preferred Shares, the terms of which are provided elsewhere in this Current Report.

We issued all of these securities to persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D of the SEC, “sophisticated investors,” or persons who either alone or with their purchaser representative(s) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company; and each such person had prior access to all material information about us prior to the offer and sale of these securities. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(a)(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.

Use of Proceeds of Registered Securities

There were no proceeds received by us during the fiscal years ended March 31, 2015 or 2014, from the sale of registered securities.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Audited financial statements of Q2Power Corp. for the calendar years ended December 31, 2014 and 2013, and unaudited for the six months ended June 30, 2015 and 2014.

(b)

Pro forma financial information.

Condensed unaudited pro forma financial information for the calendar year ended December 31, 2014, and the six months ended June 30, 2015

(b)

Exhibits.

Exhibit No.

Exhibit Description

4

Certificate of Designation of Preferences, Rights and Limitations of Series A 6%

Convertible Preferred Stock

10.1

Share Exchange Agreement

10.2

Form of Securities Purchase Agreement

10.3

Form of Warrant Agreement

10.4

Q2Power Amended and Restated License Agreement with Cyclone

10.5

Separation Agreement between Q2Power and Cyclone

10.6

Employment Agreement, Christopher Nelson

10.7

Employment Agreement, Sudheer Pimputkar

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date:	November 17, 2015	By:	/s/ Christopher Nelson
Christopher Nelson
Chief Executive Officer

Date:	November 17, 2015	By:	/s/ Joel D. Mayersohn
Joel D. Mayersohn
Director

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

CONDENSED BALANCE SHEETS

JUNE 30, 2015 AND DECEMBER 31, 2014

		JUNE 30, 2015 (UNAUDITED)	DECEMBER 31, 2014
ASSETS

CURRENT ASSETS
Cash		$359,548	$265,374
Restricted cash		-	10,010
Other current assets		2,756	7,683
Total current assets		362,304	283,067

SOFTWARE, PROPERTY AND EQUIPMENT, NET		126,001	52,389

OTHER ASSETS
Licensing rights in Cyclone, net		134,896	156,771
Total other assets		134,896	156,771

Total Assets		$623,201	$492,227

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses		$366,805	$204,270
Reserve for related party – Cyclone		150,000	150,000
Capitalized lease obligations-current portion		12,198	12,198
Deferred revenue and license deposits		260,064	260,064
Total current liabilities		789,067	626,532

NON CURRENT LIABILITIES
Capitalized lease obligations-net of current portion		4,066	10,165
Total non-current liabilities		4,066	10,165

Total	Liabilities	793,133	636,697

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, -0- shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively.		-	-
Common stock, $0.0001 par value; 95,000,000 shares authorized, 70,689,631 and 15,389,829 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively.		7,068	1,538
Additional paid-in capital		3,856,432	2,162,810
Treasury stock, 624,999 shares, at cost		(150,000)	(150,000)
Subscription receivable		(57,838)	(100,000)
Prepaid expense with common stock		(52,507)	(229,459)
Accumulated deficit		(3,773,087)	(1,829,359)
Total Stockholders’ Deficit		(169,932)	(144,470)

Total Liabilities and Stockholders’ Deficit		$623,201	$492,227

See notes to the condensed financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

CONDENSED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(UNAUDITED)

	2015	2014

OPERATING EXPENSES
Advertising and promotion	$11,823	$1,000
General and administrative	1,259,415	215,789
Research and development	659,452	174,582

Total operating expenses	1,930,690	391,371

LOSS FROM OPERATIONS	(1,930,690)	(391,371)

OTHER EXPENSE
Anpath transaction costs	(10,000)	-
Interest expense	(3,038)	-

Total other expense	(13,038)	-

LOSS BEFORE INCOME TAXES	(1,943,728)	(391,371)

INCOME TAXES	-	-

NET LOSS	$(1,943,728)	$(391,371)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.06)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	33,390,234	5,661,338

See notes to the condensed financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(UNAUDITED)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,943,728)	$(391.371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,208	-
Restricted shares issued for outside services	344,544	-
Restricted shares issued for employee services	89,628	-
Stock based compensation	100,243	-
Amortization of prepaid expense via common stock	214,875	83,125
Changes in operating assets and liabilities:
Decrease in due from related party - Cyclone Decrease in other current assets	- (73)	84,339 56,875
Increase in accounts payable and accrued expenses	162,635	167,032
Net cash used in operating activities	(996,668)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for software, property and equipment	(86,946)	-
Net cash used in investing activities	(86,946)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capitalized leases	(6,099)	-
Receipt of restricted cash previously held in escrow	10,010	-
Proceeds from sales of common stock, Series A funding	362,360	-
Proceeds from sale of common stock, Rights Offering, net of direct offering costs	811,516	-
Net cash provided by financing activities	1,177,787	-

Net increase in cash	94,174	-
Cash, beginning of period	265,374	-

Cash, end of period	$359,548	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of 2,891,875 shares of common stock for subscriptions receivable	$57,838	$-
Retirement of restricted shares in settlement of notes and subscriptions receivable	$104,900	$-
Conversion of membership interest in Cyclone-WHE, LLC to restricted shares of WHE Generation Corp.	$-	$840,000
Conversion of prepaid expenses with membership interest to prepaid expenses with common stock	$-	$277,084

See notes to the condensed financial statements.

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

Q2Power Corp. (“Q2P” or the “Company”) is a renewable power company that plans to utilize proprietary technology and business models proven in the solar and wind industries to monetize waste energy resources such as methane.

On July 28, 2014, Q2P (which at such time was called WHE Generation Corp., and renamed Q2Power Corp. on January 26, 2015) commenced operations as an independent company after receiving its initial round of seed funding and signing a formal separation agreement from Cyclone Power Technologies, Inc. (“Cyclone”).  Cyclone had originally established Q2P as a wholly-owned Florida limited liability company (“LLC”) in 2010.  In April 2014, in contemplation of its separation from Cyclone and initial funding, the Company redomiciled from Florida to Delaware and converted from an LLC to a corporation.  In connection with this transaction, 1,132,268 membership interests in the LLC were exchanged for 5,661,338 shares in the Company.  At December 31, 2014, Cyclone owned 17.63% in Q2P after dilution of its interest as a result of the separation, the Seed Round of funding, the Stock Repurchase Agreement, and the subsequent Series A Round.  As of June 30, 2015, Cyclone owned 3.80% in Q2P after dilution of its interest as a result of the continuation of the Series A Round of funding and the May 2015 Rights Offering.

The separation agreement between Q2P and Cyclone provided for a formal division of certain assets, liabilities and contracts related to Q2P’s business, as well as establishing procedures for exchange of information, indemnification of liability, and releases and waivers for the principals moving forward.  Also as part of the separation from Cyclone, Q2P received a license to use Cyclone’s patented engine technology for Q2P's waste-to-power systems on a world-wide exclusive basis for 20 years, with two 10-year renewal terms.  Q2P also received a lien on all of Cyclone’s patents in the instance that Cyclone declares bankruptcy in the future.

B. BASIS OF PRESENTATION

The unaudited financial statements include all accounts of the Company.  The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial information.  Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements.  Interim results are not necessarily indicative of results for a full year.  In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

U.S. GAAP requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses, cash flows and the related footnote disclosures during the period. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows have been included. On an on-going basis, the Company reviews and evaluates its estimates and assumptions, including, but not limited to, those that relate to the realizable value of identifiable intangible assets and other long-lived assets, income taxes and contingencies. Actual results could differ from these estimates.

Effective June 10, 2014, the Financial Accounting Standards Board (“FASB”) changed its reporting requirements with respect to Development Stage Entities with the issuance of ASU 2014-10.   As a result, certain additional disclosures, previously applicable under ASC 915-205 “Development Stage Entities”, will no longer be required for annual reporting periods beginning after December 15, 2014 for public entities.  Since the literature permits early adoption of these new provisions, the Company has elected early adoption for all periods presented.  Consequently, the Company does not present results of operations since inception and does not identify its financial statements as those of a development stage company.

C. CASH

Cash includes cash on hand and cash in banks. The Company maintains cash balances at two financial institutions.

At December 31, 2014, restricted cash consists of funds held in escrow by an attorney in connection with the sale of common stock to investors.  These funds were released to the Company in March 2015.

D. COMPUTATION OF LOSS PER SHARE

Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is not presented as the exercise of outstanding stock options would have an anti-dilutive effect. As of June 30, 2015 and 2014, total anti-dilutive shares amounted to 3.2 million and -0- shares, respectively, consisting solely of stock options issued to officers, directors, employees and select consultants.

E. INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by FASB Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of June 30, 2015, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. Interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2011 through 2014.

F. REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition.

For the sale of products, revenue will be recognized at the date of shipment of engines and systems, engine prototypes, engine designs or other deliverables to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as deferred revenue. The Company will not allow its customers to return prototype products.

The Company plans to enter into agreements for the sale of electricity generated through the use of its systems.  In such arrangements, the Company will own, operate, and maintain the system, a host customer will site the system on its property and purchases the system's electric output, and possibly heat, from the Company at a predetermined price for a predetermined period. These arrangements will be structured as Power Purchase Agreements (“PPAs”).

PPA customers will pay a rate based on the amount of electricity the energy system actually produces.  The Company will recognize revenue as energy is consumed by the host customer.  Revenue will be recorded on a monthly basis, as energy savings are generated and are invoiced to the PPA customer.

G. RESEARCH AND DEVELOPMENT

Research and development activities for product development are expensed as incurred. Costs for the six months ended June 30, 2015 and 2014 were $659,452 and $174,582, respectively.

H. STOCK BASED COMPENSATION

The Company applies the fair value method of ASC 718, “Share Based Payment”, in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price for the Company’s common stock as of the date in which the obligation for payment of services is incurred.

I. COMMON STOCK OPTIONS

The Company accounts for common stock options at fair value in accordance with ASC 815-40, “Derivatives and Hedging”. The Black-Scholes option pricing valuation method is used to determine fair value of these options consistent with ASC 718, “Share Based Payment”. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the awards and risk-free interest rates.

The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of the equity instruments exchanged, in accordance with ASC 505-50, “Equity Based payments to Non-employees”.

J. SOFTWARE, PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets as follows:

Years
Software	2
Furniture and equipment	7
Computers	5

Expenditures for maintenance and repairs are charged to operations as incurred.

K. IMPAIRMENT OF LONG LIVED ASSETS

The Company continually evaluates the carrying value of intangible assets and other long lived assets to determine whether there are any impairment losses. If indicators of impairment are present and future cash flows are not expected to be sufficient to recover the assets’ carrying amount, an impairment loss would be charged to expense in the period identified. To date, the Company has not recognized any impairment charges.

L. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, to replace the existing revenue recognition criteria for contracts with customers and to establish the disclosure requirements for revenue from contracts with customers. The ASU was originally effective for interim and annual periods beginning after December 15, 2016. However, in July 2015, the FASB voted to defer the effective date by one year, with early adoption still permitted. Adoption of the ASU is either retrospective to each prior period presented or retrospective with a cumulative adjustment to retained earnings or accumulated deficit as of the adoption date. The Company is currently assessing the future impact of the ASU on its financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation—Stock Compensation (Topic 718)” or ASU 2014-12. ASU 2014-12 requires that a performance target that affects vesting and could be achieved after the requisite service period be treated as a performance condition. The amendments in ASU 2014-12 are effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The Company does not anticipate this ASU will have a material impact to the Company’s financial position, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, to provide guidance within GAAP requiring management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and requiring related disclosures. The ASU is effective for annual periods ending after December 15, 2016. The Company is currently assessing the impact of the ASU on its financial statements.

M. CONCENTRATION OF RISK

The Company does not have any off-balance sheet concentrations of credit risk. The Company expects cash and accounts receivable to be the two assets most likely to subject the Company to concentrations of credit risk. The Company’s policy is to maintain its cash with high credit quality financial institutions to limit its risk of loss exposure.

As of June 30, 2015, the Company maintained its cash in two quality financial institutions. The Company has not experienced any losses in its bank accounts through June 30, 2015.

The Company purchases much of its machined parts through Precision CNC, a company that sub-leases office space to Q2P and holds a non-controlling interest in Q2P.  Further, one of the principals of Precision CNC is an officer of Q2P.  Should Precision CNC no longer be able to provide such manufacturing services to the Company, it may prove difficult to find a suitable replacement in a timely and affordable manner, thus, the loss of this supplier could have an adverse impact on the Company’s operations and financial position.

N. SUBSEQUENT EVENTS

The Company follows ASC 855, “Subsequent Events”. Management evaluated events occurring between the balance sheet date of June 30, 2015, and when the financial statements were available to be issued. Subsequent events that require disclosure are provided in Note 11.

NOTE 2 - GOING CONCERN

As shown in the accompanying condensed financial statements, the Company incurred net losses of $1,943,728 and $391,371 for the interim periods ended June 30, 2015 and 2014, respectively. The accumulated deficit since inception is $3,773,087, which is comprised of operating losses (which were paid in cash, stock for services and other equity instruments) and other expenses. The Company has a working capital deficit at June 30, 2015 of $426,763. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital sufficient to support its operations. The ability of the Company to continue as a going concern is dependent on management’s plans which include implementation of its business model to generate revenue from power purchase agreements, product sales, and continuing to raise funds through debt or equity raises. The Company will also likely continue to rely upon related-party debt or equity financing, which may not be available at the time required by the Company.

The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SOFTWARE, PROPERTY AND EQUIPMENT, NET

Software, property and equipment, net consists of the following:

	June 30, 2015 (Unaudited)	December 31, 2014
Software	$82,469	$24,671
Furniture and Computers	51,643	25,991
Shop Equipment	9,540	6,045
Total	143,652	56,707
Accumulated depreciation and amortization	17,651	4,318
Net software, property and equipment	$126,001	$52,389

At June 30, 2015 and December 31, 2014, the gross value of software, property and equipment under capital leases was $24,671 and $24,671, respectively, net of accumulated depreciation and amortization of $9,252 and $3,084, respectively, and consists of software.

Depreciation and amortization expense for the six months ended June 30, 2015 and 2014 was $13,333 and $0, respectively.

NOTE 4 – CYCLONE LICENSE RIGHTS AND DEFERRED REVENUE

As part of the separation from Cyclone, Q2P purchased for $175,000 certain licensing rights to use Cyclone’s patented technology on a worldwide, exclusive basis for 20 years with two 10-year renewal terms for Q2P’s waste heat and waste-to-power business.   This agreement contains a royalty provision equal to 5% of gross sales payable to Cyclone on sales of engines derived from technology licensed from Cyclone. Also, as part of the separation from Cyclone, Q2P assumed a license agreement between Cyclone and Phoenix Power Group, which included deferred revenue of $250,000 from payments previously made to Cyclone for undelivered products.  The net balances as of June 30, 2015 and December 31, 2014 for the Cyclone licensing rights were $134,896 and $156,771, respectively, and the balances as of June 30, 2015 and December 31, 2014 for the Phoenix deferred revenue were and $250,000 and $250,000, respectively.

In connection with the separation from Cyclone, the Company also assumed a contract with Clean Carbon of Australia and a corresponding $10,064 prepayment for services or other value to be provided in the future.  This deposit is presented as deferred revenue on the June 30, 2015 and December 31, 2014 condensed balance sheets.

The licensing rights are amortized over 4 years. Amortization expense for the six months ended June 30, 2015 and 2014 was $21,875 and $0, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company sub-leases approximately 2,500 square feet of assembly, warehouse and office space within the Precision CNC facility located at 1858 Cedar Hill Road in Lancaster, Ohio. The sub-lease provides for the Company to pay rent monthly in the amount of $2,500, which covers space and some utilities. Occupancy costs for the six months ended June 30, 2015 and 2014 were $15,000 and $16,000, respectively. The sublease is month-to-month, however, Precision CNC must provide the Company 90 days to terminate.

NOTE 6 – STOCK AND MEMBERS’ EQUITY TRANSACTIONS

The Company has relied on capital raised through private placements of convertible debt and common stock to fund its operations.

During the interim period ended June 30, 2015, the Company issued 55,688,321 shares of restricted common stock valued at $1,888,116 and retired 388,519 shares of restricted common stock valued at $104,900.  Details of these issuances are provided below.

In January 2015, the Company closed a continuation round of its Series A funding, whereby it raised $362,360 with the issuance of 1,342,075 shares of common stock, priced at $.27 per share.

On March 20, 2015, the Company’s Board of Directors awarded 90,000 shares of restricted common stock valued at $0.27 per share and totaling $24,300, as a bonus to the Company’s Chief Technical Officer.

On May 14, 2015, the Company’s Board of Directors authorized the offer of 17,700,000 Subscriptions Rights (the “Subscription Rights”) to all current shareholders.  Each Subscription Right was exercisable into three (3) shares of common stock, representing 53,100,000 aggregate shares of common stock among all Subscription Rights. Stockholders received one Subscription Right for each share of common stock owned as of May 14, 2015, which was the record date for the Subscription Rights offering (the “Rights Offering”).  The maximum Rights Offering amount was $1,062,000 if all Subscription Rights were exercised.  The Offering Price was $0.06 per Subscription Right, equivalent to $0.02 per common share contained in each Subscription Right.  Stockholders were able to over-subscribe to purchase additional shares of common stock at a price of $0.02 per share, if all Subscription Rights have not been exercised pro-rata by the other stockholders. In order to reduce the short term financial obligations of the Company, the Board in its discretion, allowed employees and consultants to cancel salary, debt, payables or contractual monetary obligations of the Company due to them, and convert such obligations into common stock in connection with the Rights Offering.

The Rights Offering closed on June 3, 2015, at which time Subscriptions totaling $1,061,975 had been received, inclusive of $821,516 in cash, the cancellation of $83,158 and $103,251 of payables and accrued expenses incurred in 2014 for outside and employee services, respectively, and $54,050 of subscriptions receivable.  Subsequent to the closing due to an oversight of one subscription in the amount of $3,788, an additional 189,375 shares were due to be issued.  This amount increased the value of the total shares issued to $1,065,783, which was $3,783 more than what was initially authorized by the Board of Directors.  The Board determined that such over-issuance of 0.3% (less than one-half of one percent of total shares issued) was not material and that the costs of recalculating and reissuing all shares to all shareholders would be more costly.  This $3,788 was recorded as an additional subscription receivable.  A total of 53,288,150 shares were issued under the Rights Offering.  Transaction costs associated with the Rights Offering totaled $10,000.

As of June 30, 2015, the balance of subscriptions receivable is $57,838.  As of June 30, 2015, future wage deferrals related to the Rights Offering, classified as prepaid expense with stock, amounted to $37,923.

In June 2015, the Company’s CEO surrendered 370,000 shares of restricted common stock to satisfy a promissory note he owed to the Company in the amount of $99,900 created in connection with the 2014 exercise of his warrants, which were issued in 2010 related to his services previously rendered.  Additionally, the Company’s COO surrendered 18,519 shares of restricted common stock in satisfaction of a note receivable generated in 2014 in the amount of $5,000.  The total value surrendered in connection with these shares totaled $104,900 (see Note 10).

During the period ended June 30, 2015, the Company also issued 968,096 shares of restricted common stock valued at $261,386 for consulting services.  These share issuances, along with shares issued to consultants as of December 31, 2014, were being amortized (based on vesting), and a total of $476,261 of expense associated with these common stock issuances was recorded for the six months ended June 30, 2015.

On September 25, 2014, the Company entered into a Stock Repurchase Agreement with Cyclone Power Technologies, Inc. whereby the Company agreed to purchase 2,083,333 shares of restricted common stock of the Company at a purchase price of $0.24 per share, for total consideration of $500,000.  Of the purchase price, $350,000 was paid on September 30, 2014, at which time the Company retired 1,458,333 shares previously held by Cyclone.  The 624,999 shares associated with the $150,000 portion of the purchase price were received by the Company and were previously included in treasury stock. As of June 30, 2015, facts surrounding Cyclone’s performance under the Stock Repurchase Agreement and the Company’s obligation to repurchase the 624,999 shares has arisen.  As a result, the Company has reissued a stock certificate to Cyclone in the amount of 624,999 shares and has reclassified the balance sheet line item as “Reserve for Related Party – Cyclone.”  The balance at June 30, 2015 and December 31, 2014 was $150,000 and $150,000, respectively.

Unless otherwise described in these footnotes, reference to “restricted” common stock means that the shares are restricted from resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

NOTE 7 – STOCK OPTIONS

On July 31, 2014, the Board of Directors approved the Founders Stock Option Plan (“Founders Plan") and the 2014 Equity Incentive Plan (the “2014 Plan”), collectively the “Option Plans”. The Option Plans were developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase restricted common stock of the Company.

In recognition of and compensation for services rendered by employees and advisors for the interim period ended June 30, 2015, the Company issued 1,137,000 common stock options under the 2014 Plan, as follows:  On March 20, 2015, the Board of Directors authorized the issuance of options to purchase 600,000 shares of restricted common stock to key employees, which contained vesting provisions that provide for vesting of the awards semi-annually over a period of 3 years from the vest start date; on June 2, 2014, the Board of Directors authorized the issuance of options to purchase 250,000 shares of restricted common stock to an independent board member, which contained vesting provisions that provide for vesting of the award over a 3-month period from the vest start date; and on June 30, 2015, the Board of Directors authorized the issuance of options to purchase 87,000 shares of restricted common stock to employees, which contained provisions for vesting of the awards semi-annually over a period of 3 years from the vest start date and 200,000 shares of restricted common stock to a key advisor, which contained provisions for vesting of the awards over a 3-month period from the vest start date. The options awarded under the 2014 Plan in 2015 were valued at $261,223 (pursuant to the Black Scholes valuation model, and as further detailed in the table detailing the calculation of fair value below), based on an exercise price of $0.27 per share and with a maturity life of 10 years.

No awards were authorized under the Founders Plan during the six months ended June 30, 2015.

For the six months ended June 30, 2015, the income statement charge for the amortization of stock option grants awarded under the Option Plans was $100,243 and the unamortized balance was $406,013.

A summary of the common stock options issued under the Option Plans for the six months ended June 30, 2015 follows:

	Number Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance, December 31, 2014	2,100,000	$0.11	9.5
Options issued	1,137,000	0.27	9.7
Options exercised	-	-	-
Options cancelled	-	-	-
Balance, June 30, 2015	3,237,000	$0.20	9.2

The vested and exercisable options at period end follows:

	Exercisable/ Vested Options Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance June 30, 2015	450,000	$0.19	9.2

The fair value of new stock options granted using the Black-Scholes option pricing model was calculated using the following assumptions:

Six Months Period Ended

June 30,  2015

Risk free interest rate	1.93%	-	2.35%
Expected volatility	150.25%	-	152.10%
Expected term in years		3.5
Expected dividend yield		0%
Average value per options	$0.229	-	$0.230

Expected volatility is based on historical volatility of two securities which the Company believes best match the characteristics of the Company for purposes of measuring volatility in the absence of a market trading history of the Company’s common stock. Short Term U.S. Treasury rates were utilized as the risk free interest rate. The expected term of the options was calculated using the alternative simplified method codified as ASC 718 “Accounting for Stock Based Compensation,” which defined the expected life as the average of the contractual term of the options and the weighted average vesting period for all issuances.

NOTE 9 – CAPITAL LEASE OBLIGATIONS

In 2014, the Company acquired $24,671 of software via capitalized leases at an interest rate of 10.8%. Total lease payments made for the interim period ended June 30, 2015 were $6,099.

The balance of capitalized lease obligations payable at June 30, 2015 was $16,264. Future lease payments total $6,099 in 2015, with the balance of $10,165 to be paid in 2016.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with Christopher Nelson, CEO, at $180,000 per year and Douglas Hutchinson, COO, at $140,000 per year (collectively, the “Executives”).

Christopher Nelson’s agreement provides for a term of three (3) years from its Effective Date (July 31, 2014), with automatically renewing successive one-year periods starting on the end of the third anniversary of the Effective Date.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 24 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

On June 2, 2015, in connection with the Right Offering, the Company’s CEO agreed to an amendment to his employment agreement reducing his base salary to $138,000, and cancelled $28,000 in debt owed to him by the Company.  Also concurrently with the closing of the Rights Offering, our CEO satisfied a promissory note he owed to the Company in the amount of $99,900 created in connection with the 2014 exercise of his warrants, which were issued in 2010 related to his services previously rendered, by returning to the Company 370,000 shares of common stock.  The Company forgave $5,250 in accrued interest.  All other provisions detailed in the July 1, 2014 employment agreement remain unchanged.

Douglas Hutchinson’s agreement provides for a term of two (2) years from its Effective Date (August 1, 2014), with the option to extend for two (2) additional successive one-year periods starting on the end of the second anniversary of the Effective Date if the executive has received favorable semi-annual reviews during the previous term.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 6 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

In June 2015, Doug Hutchinson surrendered 18,519 shares of restricted common stock in satisfaction of a note receivable generated in 2014 in the amount of $5,000.

In June 2015, the Company implemented a compensation package for its independent director of $4,000 per quarter and 250,000 stock options per year vesting over three months with a 10-year term and exercisable at $.27 per share.

NOTE 11 – SUBSEQUENT EVENTS

On August 26, 2015, the Company signed an Agreement and Plan of Merger with AnPath Group Inc. (“AnPath”), a company publicly traded on The OTC Marketplace. Upon the satisfaction of certain closing conditions, a subsidiary formed by AnPath will be merged into the Company, with the Company being the surviving entity and the Company’s shareholders initially owning about 92% of the merged AnPath.

Under the Merger Agreement, assuming none of the holders of the 70,689,631 outstanding shares of the Company exercise dissenters’ rights under the Delaware General Corporation Law, AnPath will issue 24,000,000 shares of its common stock in exchange for all of the outstanding shares of common stock of the Company.  In addition, the Company’s 3,237,000 outstanding stock options will be exchanged for 1,099,000 stock options of AnPath’s shares.

The closing of the Merger is subject to several conditions, including:

•

The approval of the Company’s stockholders holding at least 51% of the total issued and outstanding shares of the Company;

•

AnPath completing an additional $1 million in new funding;

•

AnPath entering into a Stock Purchase and Exchange Agreement to sell its wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation (“ESI”) to three of the current stockholders of AnPath, with approximately 784,902 AnPath shares being returned by such stockholders and subsequently retired by AnPath. Pursuant to this agreement, ESI shall retain approximately $72,000 in liabilities and payables currently on the books of ESI.

•

AnPath shall have received consent for the Merger from its note holder and warrant holder, including:  (i) extending the term of its outstanding notes for another 12 months; (ii) repricing the notes’ conversion price to $0.21 per share; and (iii) modifying certain other terms of the notes and warrants on terms acceptable to Q2P

•

AnPath will cancel or convert to stock approximately $75,000 in payables and debt held by its affiliates. Approximately $53,344 of remaining payables will be assumed by Q2P in the Merger.

Following the closing of the Merger Agreement and the Exchange Agreement, all of the operations of AnPath will be those of Q2P.  The current Directors and Officers of AnPath will resign, to be replaced with the Company’s Directors and Officers, and the name of AnPath will be changed to Q2Power Holding Corp., or a similar name.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Q2Power Corp. (f/k/a WHE Generation Corp.)

We have audited the accompanying balance sheets of Q2Power Corp. (f/k/a WHE Generation Corp.) as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ and members’ equity (deficit), and cash flows for the years then ended. Q2Power Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q2Power Corp. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s dependence on outside financing, lack of sufficient working capital, and recurring losses raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mallah Furman
Fort Lauderdale, Florida
August 19, 2015

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash	$265,374	$-
Restricted cash	10,010	-
Due from related party – Cyclone	-	78,775
Other current assets	7,683	56,875
Total current assets	283,067	135,650

SOFTWARE, PROPERTY AND EQUIPMENT, NET	52,389	-

OTHER ASSETS
Licensing rights in Cyclone, net	156,771	-
Investment in Cyclone	-	210,000
Total other assets	156,771	210,000

Total Assets	$492,227	$345,650

LIABILITIES AND STOCKHOLDERS' AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$204,270	$-
Due to related party – Cyclone	150,000	-
Capitalized lease obligations-current portion	12,098	-
Deferred revenue and license deposits	260,064	-
Total current liabilities	626,532	-

NON CURRENT LIABILITIES
Capitalized lease obligations-net of current portion	10,165	-
Total non-current liabilities	10,165	-

Total Liabilities	636,697	-

Commitments and contingencies

STOCKHOLDERS' AND MEMBERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, -0- shares issued and outstanding at December 31, 2014 and 2013, respectively.	-	-
Common stock, $0.0001 par value; 95,000,000 shares authorized, 15,389,829 and -0- shares issued and outstanding at December 31, 2014 and 2013, respectively.	1,538	-
Additional paid-in capital	2,162,810	-
Treasury stock, 624,999 shares, at cost	(150,000)	-
Subscription receivable	(100,000)	-
Prepaid expense with common stock	(229,459)	-
Membership interest in LLC	-	840,000
Prepaid expenses with membership interest in LLC	-	(277,084)
Accumulated deficit	(1,829,359)	(217,266)
Total Stockholders’ and Members’ Equity (Deficit)	(144,470)	345,650

Total Liabilities and Stockholders’ and Members’ Equity (Deficit)	$492,227	$345,650

See notes to the financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

OPERATING EXPENSES
Advertising and promotion	$11,640	$-
General and administrative	1,035,454	157,266
Research and development	560,608	-

Total operating expenses	1,607,702	157,266

LOSS FROM OPERATIONS	(1,607,702)	(157,266)

OTHER EXPENSE
Interest expense	(4,391)	-

Total other expense	(4,391)	-

LOSS BEFORE INCOME TAXES	(1,612,093)	(157,266)

INCOME TAX EXPENSE	-	-

NET LOSS	$(1,612,093)	$(157,266)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.16)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,190,632

See notes to the financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

STATEMENTS OF STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Preferred Stock		Common Stock		Additional Paid In	Treasury	Prepaid Expenses with Common	Subscription	Membership Interest	Prepaid Expenses with Membership Interest in	Accumulated	Total Stockholders' and Members’
	Shares	Value	Shares	Value	Capital	Stock	Stock	Receivable	in LLC	LLC	Deficit	Equity (Deficit)
Balance, December 31, 2012	-	$ -	-	$ -	$ -	$ -	$ -	$ -	$ 140,000	$ -	$ (60,000)	$ 80,000
Issuance of membership interest for investment in Cyclone	-	-	-	-	-	-	-	-	350,000	-	-	350,000
Issuance of membership interests for outside services	-	-	-	-	-	-	-	-	350,000	(277,084)	-	72,916
Net loss year ended December 31, 2013	-	-	-	-	-	-	-	-	-	-	(157,266)	(157,266)
Balance, December 31, 2013	-	-	-	-	-	-	-	-	840,000	(277,084)	(217,266)	345,650

Conversion of membership interest in Cyclone-WHE, LLC to restricted shares of WHE Generation Corp.	-	-	5,661,338	566	839,434	-	-	-	(840,000)	-	-	-
Conversion of prepaid expenses with membership interest to prepaid expenses with common stock	-	-	-	-	-	-	(277,084)	-	-	277,084	-	-
Repurchase and retirement of restricted shares in connection with Cyclone Power Stock Repurchase Agreement	-	-	(1,458,333)	(146)	(349,854)	-	-	-	-	-	-	(350,000)
624,999 shares returned in connection with Cyclone Stock Repurchase Agreement	-	-	-	-	-	(150,000)	-	-	-	-	-	(150,000)
Separation with Cyclone	-	-	-	-	(567,637)	-	-	-	-	-	-	(567,637)
Issuance of restricted shares on cashless exercise of warrant	-	-	1,200,000	120	99,880	-	-	(100,000)	-	-	-	-
Issuance of restricted shares for outside services	-	-	1,695,185	170	392,280	-	47,625	-	-	-	-	440,075
Issuance of restricted shares for employee services	-	-	100,000	10	26,990	-	-	-	-	-	-	27,000
Sale of common stock, net of direct offering costs of $30,000	-	-	5,245,804	525	1,385,842	-	-	-	-	-	-	1,386,367
Conversion of debt and interest to equity in Seed Round, net of transaction fees of $51,000	-	-	2,945,835	294	302,207	-	-	-	-	-	-	302,501
Stock based compensation	-	-	-	-	33,667	-	-	-	-	-	-	33,667
Net loss year ended December 31, 2014	-		-	-	-	-	-	-	-	-	(1,612,093)	(1,612,093)
Balance, December 31, 2014	-	$ -	15,389,829	$ 1,538	$2,162,810	$(150,000)	$(229,459)	$ (100,000)	$ -	$ -	$(1,829,359)	$ (144,470)

See notes to the financial statements.

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,612,093)	$(157,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,547	-
Restricted shares issued for outside services	265,075	-
Restricted shares issued for employee services	27,000	-
Stock based compensation	33,667	-
Amortization of prepaid expense via common stock	175,000	-
Amortization of prepaid expenses with membership interest in LLC	-	72,916
Changes in operating assets and liabilities:
Decrease in due from related party - Cyclone	59,691	1,225
Decrease in other current assets	49,192	83.125
Increase in accounts payable and accrued expenses	207,771	-
Net cash used in operating activities	(772,150)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment	(32,036)	-
Expenditures for licensing rights in Cyclone	(175,000)	-
Payables of Cyclone paid in separation	(78,489)	-
Net cash used in investing activities	(285,525)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capitalized leases	(2,308)	-
Proceeds from notes payable, net of transaction costs	299,000	-
Proceeds from sale of common stock, net of amounts deposited in escrow and direct offering costs	1,376,357	-
Repurchase and retirement of common stock – Cyclone	(350,000)	-
Net cash provided by financing activities	1,323,049	-

Net increase in cash	265,374	-
Cash, beginning of period	-	-

Cash, end of period	$265,374	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Payment of interest in cash	$890	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Restricted cash held in escrow by attorney from sale of common stock	$10,010	$-
Equipment purchased under capital lease	$24,671	$-
Conversion of membership interest in Cyclone-WHE, LLC to restricted shares of WHE Generation Corp.	$840,000	$-
Conversion of prepaid expenses with membership interest to prepaid expenses with common stock	$277,084	$-
Return of 624,999 restricted shares of common stock for contingent liability – Cyclone	$150,000	$-
Seperation with Cyclone	$567,637	$-
Issuance of 1,200,000 restricted shares of common stock for cashless warrant exercise	$100,000	$-
Conversion of debt and interest to 2,945,835 restricted shares of common stock	$353,501	$-
Membership interest exchanged for investment in Cyclone	$-	$350,000

See notes to the financial statements.

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

Q2Power Corp. (“Q2P” or the “Company”) is a renewable power company that plans to utilize proprietary technology and business models proven in the solar and wind industries to monetize waste energy resources such as methane.

On July 28, 2014, Q2P (which at such time was called WHE Generation Corp., and renamed Q2Power Corp. on January 26, 2015) commenced operations as an independent company after receiving its initial round of seed funding and signing a formal separation agreement from Cyclone Power Technologies, Inc. (“Cyclone”).  Cyclone had originally established Q2P as a wholly-owned Florida limited liability company (“LLC”) in 2010.  In April 2014, in contemplation of its separation from Cyclone and initial funding, the Company redomiciled from Florida to Delaware and converted from an LLC to a corporation.  In connection with this transaction, 1,132,268 membership interests in the LLC were exchanged for 5,661,338 shares in the Company.  As of December 31, 2013, Cyclone had a 73.72% controlling interest in Q2P.  As of December 31, 2014, Cyclone owned 17.63% in Q2P after dilution of its interest as a result of the separation, the Seed Round of funding, the Stock Repurchase Agreement and the subsequent Series A Round of funding.

The separation agreement between Q2P and Cyclone provided for a formal division of certain assets, liabilities and contracts related to Q2P’s business, as well as establishing procedures for exchange of information, indemnification of liability, and releases and waivers for the principals moving forward.  Also as part of the separation from Cyclone, Q2P received a license to use Cyclone’s patented engine technology for Q2P's waste-to-power systems on a world-wide exclusive basis for 20 years, with two 10-year renewal terms.  Q2P also received a lien on all of Cyclone’s patents in the instance that Cyclone declares bankruptcy in the future.

B. BASIS OF PRESENTATION

The audited financial statements include all accounts of the Company.  The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and include all of the information and disclosures required by accounting principles generally accepted in the United States (“U.S. GAAP”) for complete financial statements.

U.S. GAAP requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses, cash flows and the related footnote disclosures during the period. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows have been included. On an on-going basis, the Company reviews and evaluates its estimates and assumptions, including, but not limited to, those that relate to the realizable value of identifiable intangible assets and other long-lived assets, income taxes and contingencies. Actual results could differ from these estimates.

Effective June 10, 2014, the Financial Accounting Standards Board (“FASB”) changed its reporting requirements with respect to Development Stage Entities with the issuance of ASU 2014-10.   As a result, certain additional disclosures, previously applicable under ASC 915-205 “Development Stage Entities”, will no longer be required for annual reporting periods beginning after December 15, 2014 for public entities.  Since the literature does permit early adoption of these new provisions, the Company has elected early adoption for all years presented.  Consequently, the Company does not present results of operations and changes in equity since inception and does not identify its financial statements as those of a development stage company.

C. CASH

Cash includes cash on hand and cash in banks. The Company maintains cash balances at two financial institutions.

At December 31, 2014, restricted cash consists of funds held in escrow by an attorney in connection with the sale of common stock to investors.  These funds were released to the Company in March 2015.

D. COMPUTATION OF LOSS PER SHARE

Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is not presented as the exercise of outstanding stock options would have an anti-dilutive effect. As of December 31, 2014, total anti-dilutive shares amounted to 2.1 million shares, consisting solely of stock options issued to officers, directors, employees and select consultants.  There is no calculation of net loss per share for 2013 since at December 31, 2013, the Company was an LLC which did not have any common shares outstanding.

E. INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by FASB Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of December 31, 2014, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. Interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2011 through 2014.

Since inception and prior to incorporation in 2014, the Company’s losses were passed-through directly to the members of the LLC based on their respective interests.

F. REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition.

For the sale of products, revenue will be recognized at the date of shipment of engines and systems, engine prototypes, engine designs or other deliverables to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as deferred revenue. The Company will not allow its customers to return prototype products.

The Company plans to enter into agreements for the sale of electricity generated through the use of its systems.  In such arrangements, the Company will own, operate, and maintain the system, a host customer will site the system on its property and purchases the system's electric output, and possibly heat, from the Company at a predetermined price for a predetermined period. These arrangements will be structured as Power Purchase Agreements (“PPAs”).  PPA customers will pay a rate based on the amount of electricity the energy system actually produces.  The Company will recognize revenue as energy is consumed by the host customer.  Revenue will be recorded on a monthly basis, as energy savings are generated and are invoiced to the PPA customer.

G. RESEARCH AND DEVELOPMENT

Research and development activities for product development are expensed as incurred. Costs for the year ended December 31, 2014 and 2013 were $560,608 and $0, respectively.

H. STOCK BASED COMPENSATION

The Company applies the fair value method of ASC 718, “Share Based Payment”, in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price for the Company’s common stock as of the date in which the obligation for payment of services is incurred.

I. COMMON STOCK OPTIONS

The Company accounts for common stock options at fair value in accordance with ASC 815-40, “Derivatives and Hedging”. The Black-Scholes option pricing valuation method is used to determine fair value of these options consistent with ASC 718, “Share Based Payment”. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the awards and risk-free interest rates.

The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of the equity instruments exchanged, in accordance with ASC 505-50, “Equity Based payments to Non-employees”.

J. SOFTWARE, PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets as follows:

Years
Software	2
Furniture and equipment	7
Computers	5

Expenditures for maintenance and repairs are charged to operations as incurred.

K. IMPAIRMENT OF LONG LIVED ASSETS

The Company continually evaluates the carrying value of intangible assets and other long lived assets to determine whether there are any impairment losses. If indicators of impairment are present and future cash flows are not expected to be sufficient to recover the assets’ carrying amount, an impairment loss would be charged to expense in the period identified. To date, the Company has not recognized any impairment charges.

L. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, to replace the existing revenue recognition criteria for contracts with customers and to establish the disclosure requirements for revenue from contracts with customers. The ASU was originally effective for interim and annual periods beginning after December 15, 2016. However, in July 2015, the FASB voted to defer the effective date by one year, with early adoption still permitted. Adoption of the ASU is either retrospective to each prior period presented or retrospective with a cumulative adjustment to retained earnings or accumulated deficit as of the adoption date. The Company is currently assessing the future impact of the ASU on its financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation—Stock Compensation (Topic 718)” or ASU 2014-12. ASU 2014-12 requires that a performance target that affects vesting and could be achieved after the requisite service period be treated as a performance condition. The amendments in ASU 2014-12 are effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The Company does not anticipate this ASU will have a material impact to the Company’s financial position, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, to provide guidance within GAAP requiring management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and requiring related disclosures. The ASU is effective for annual periods ending after December 15, 2016. The Company is currently assessing the impact of the ASU on its financial statements.

M. CONCENTRATION OF RISK

The Company does not have any off-balance sheet concentrations of credit risk. The Company expects cash and accounts receivable to be the two assets most likely to subject the Company to concentrations of credit risk. The Company’s policy is to maintain its cash with high credit quality financial institutions to limit its risk of loss exposure.

As of December 31, 2014, the Company maintained its cash in two quality financial institutions. The Company has not experienced any losses in its bank accounts through December 31, 2014.

The Company purchases much of its machined parts through Precision CNC, a company that sub-leases office space to Q2P and holds a non-controlling interest in Q2P.  Further, one of the principals of Precision CNC is an officer of Q2P.  Should Precision CNC no longer be able to provide such manufacturing services to the Company, it may prove difficult to find a suitable replacement in a timely and affordable manner, thus, the loss of this supplier could have an adverse impact on the Company’s operations and financial position.

N. SUBSEQUENT EVENTS

The Company follows ASC 855, “Subsequent Events”. Management evaluated events occurring between the balance sheet date of December 31, 2014, and when the financial statements were available to be issued. Subsequent events that require disclosure are provided in Note 11.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses of $1,612,093 and $157,266 for the years ended December 31, 2014 and 2013, respectively. The accumulated deficit since inception is $1,829,359, which is comprised of operating losses (which were paid in cash, stock for services and other equity instruments) and other expenses. The Company has a working capital deficit at December 31, 2014 of $343,465. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital sufficient to support its operations. The ability of the Company to continue as a going concern is dependent on management’s plans which include implementation of its business model to generate revenue from power purchase agreements, product sales, and continuing to raise funds through debt or equity raises. The Company will also likely continue to rely upon related-party debt or equity financing, which may not be available at the time required by the Company.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SOFTWARE, PROPERTY AND EQUIPMENT, NET

Software, property and equipment, net consists of the following:

	December 31, 2014	December 31, 2013
Software	$24,671	$--
Furniture and Computers	25,991	--
Shop Equipment	6,045	--
Total	56,707	--
Accumulated depreciation and amortization	4,318	$--
Net software, property and equipment	$52,389	$--

At December 31, 2014 and 2013, the gross value of software, property and equipment under capital leases was $24,671 and $0, respectively, net of accumulated depreciation and amortization of $3,084 and $0, respectively, and consists of software.

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 was $4,318 and $0, respectively.

NOTE 4 – CYCLONE LICENSE RIGHTS AND DEFERRED REVENUE

As part of the separation from Cyclone, Q2P purchased for $175,000 certain licensing rights to use Cyclone’s patented technology on a worldwide, exclusive basis for 20 years with two 10-year renewal terms for Q2P’s waste heat and waste-to-power business.   This agreement contains a royalty provision equal to 5% of gross sales payable to Cyclone on sales of engines derived from technology licensed from Cyclone. Also, as part of the separation from Cyclone, Q2P assumed a license agreement between Cyclone and Phoenix Power Group, which included deferred revenue of $250,000 from payments previously made to Cyclone for undelivered products.  The net balances as of December 31, 2014 for the Cyclone licensing rights and the Phoenix deferred revenue were $156,771 and $250,000, respectively.

In connection with the separation from Cyclone, the Company also assumed a contract with Clean Carbon of Australia and a corresponding $10,064 prepayment for services or other value to be provided in the future.  This deposit has been presented as deferred revenue on the December 31, 2014 balance sheet.

The licensing rights are amortized over 4 years. Amortization expense for the year ended December 31, 2014 and 2013 was $18,229 and $0, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company sub-leases approximately 2,500 square feet of assembly, warehouse and office space within the Precision CNC facility located at 1858 Cedar Hill Road in Lancaster, Ohio. The sub-lease provides for the Company to pay rent monthly in the amount of $2,500, which covers space and some utilities. Occupancy costs for the year ended December 31, 2014 was $25,000. The sublease is month-to-month, however, Precision CNC must provide the Company 90 days to terminate.

NOTE 6 – STOCK AND MEMBERS’ EQUITY TRANSACTIONS

The Company has relied on capital raised through private placements of convertible debt and common stock to fund its operations.

In April 2014, in connection with the conversion of the LLC into a corporation, 1,132,268 membership interests in the LLC were exchanged for 5,661,338 shares in the corporation, equaling a 5:1 exchange ratio.

During the year ended December 31, 2014, the Company issued 2,945,835 shares of restricted common stock valued at $353,501 in its initial Seed Funding Round. Transaction costs related to the Seed Round were $51,000.  The Seed Round was funded through convertible debt with accrued interest, which automatically converted to common stock at $0.12 per share on September 30, 2014.

The Company sold 5,245,804 shares of common stock at $0.27 per share, in its Series A Funding Round valued at $1,416,367 during the year ended December 31, 2014.  Direct offering costs related to the Series A Funding Round were $30,000.  $10,010 of these proceeds remained in escrow at December 31, 2014 and is classified as restricted cash in the balance sheet.

All notes and shares in these two offerings were sold pursuant to an exemption from the registration requirements of the Securities Exchange Commission under Regulation D, to accredited investors who completed questionnaires confirming their status.

The Company also issued 1,695,185 shares of restricted common stock valued at $392,450, for consulting services, and amortized (based on vesting) a total of $265,075 of expense associated with these common stock issuances.  At December 31, 2014, the Company recorded $127,375 in prepaid expenses from these transactions, which are being expensed over the related service periods.

The Company issued 100,000 shares of restricted common stock valued at $0.27 per share and totaling $27,000 as a bonus to Douglas Hutchinson, the Company’s Chief Operating Officer.

In July 2014, our CEO exercised a warrant to purchase 1,200,000 shares of Q2P common stock in exchange for a 12-month promissory note in the principal amount of $100,000.  This note is classified as a subscription receivable at December 31, 2104 and was satisfied and extinguished in June 2015 (see Note 11, Subsequent Events).

On September 25, 2014, the Company entered into a Stock Repurchase Agreement with Cyclone Power Technologies, Inc. whereby the Company agreed to purchase 2,083,333 shares of restricted common stock of the Company at a purchase price of $0.24 per share, for total consideration of $500,000.  Of the purchase price, $350,000 was paid on September 30, 2014, at which time the Company retired 1,458,333 shares previously held by Cyclone.  The $150,000 balance of the purchase price was recorded as Due to Related Party – Cyclone until the necessary funds are raised. The 624,999 shares associated with the $150,000 portion of the purchase price were received by the Company and are included in treasury stock at December 31, 2014.  The Company also recorded $567,637 against additional paid in capital related to the shares of common stock of Cyclone held as an investment by the Company that were returned to Cyclone, payables of Cyclone paid by the Company on behalf of Cyclone and write-off of the intercompany receivable from Cyclone.  This was offset by the deferred revenue from Phoenix Power and Clean Carbon of Australia that was transferred to the Company in the separation agreement (see Note 4, Cyclone License Rights and Deferred Revenue).

In July 2013, the Chairman and CTO of Cyclone exchanged 5,000,000 shares he personally owned of Cyclone for 51,350 membership interests in the LLC valued at $350,000.  The Company subsequently used 2,000,000 of these Cyclone shares to pay for services provided from two consultants.  The balance of 3,000,000 shares were returned to Cyclone in the separation as disclosed above.

In July 2013, the Company issued to a service provider 53,918 membership interests in the LLC valued at $350,000 for services to be provided over the following two years.  At December 31, 2014 and 2013, the Company had recorded $102,084 and $277,084 in prepaid expenses from this transaction, which are being expensed over the two-

year service period.  The Company recorded $175,000 and $72,916 during the years ended December 31, 2014 and 2013, respectively, as a component of general and administrative expenses.

Unless otherwise described in these footnotes, reference to “restricted” common stock means that the shares are restricted from resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

NOTE 7 – STOCK OPTIONS

On July 31, 2014, the Board of Directors approved the Founders Stock Option Plan (“Founders Plan") and the 2014 Equity Incentive Plan (the “2014 Plan”), collectively the “Option Plans”. The Option Plans were developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase restricted common stock of the Company.

In recognition of and compensation for services rendered by officers, advisors and employees for the year ended December 31, 2014, the Company issued 1,950,000 common stock options, net of cancellations, under the Founders Plan, as follows:  On July 31, 2014, the Board of Directors authorized the issuance of options to purchase 2,000,000 shares of restricted common stock to the Company’s founders.  Subsequently, options to purchase 350,000 shares were cancelled and returned to the option pool for further issuance.  On October 15, 2014, the Board of Directors authorized the issuance of options to purchase 300,000 shares of restricted common stock to new employees who were recognized as founders. All options awarded under the Founders Plan contain vesting provisions that provide for vesting of the award semi-annually over a period of 4 years from the vest start date.  The options awarded under the Founders Plan in 2014 were valued at $241,350 (pursuant to the Black Scholes valuation model, and as further detailed in the table detailing the calculation of fair value below), based on an exercise price of $0.12 per share and with a maturity life of 10 years.

In recognition of and compensation for services rendered by employees and advisors for the year ended December 31, 2014, the Company issued 150,000 common stock options under the 2014 Plan, as follows:  On October 15, 2014, the Board of Directors authorized the issuance of options to purchase 50,000 shares of restricted common stock to a key employee, which contained vesting provisions that provide for vesting of the award semi-annually over a period of 4 years from the vest start date; and on December 5, 2014, the Board of Directors authorized the issuance of options to purchase 100,000 shares of restricted common stock to a key advisor, which contained provisions for the immediate vesting of the award on the date of grant. The options awarded under the 2014 Plan in 2014 were valued at $35,450 (pursuant to the Black Scholes valuation model, and as further detailed in the table detailing the calculation of fair value below), based on an exercise price of $0.27 per share and with a maturity life of 10 years.

For the year ended December 31, 2014, the income statement charge for the amortization of stock option grants awarded under the Option Plans was $33,667 and the unamortized balance was $243,133.

A summary of the common stock options issued under the Option Plans for the period from December 31, 2013 through December 31, 2014 follows:

	Number Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance, December 31, 2013	-	$-	-
Options issued	2,450,000	0.13	9.5
Options exercised	-	-	-
Options cancelled	(350,000)	(0.12)	-
Balance, December 31, 2014	2,100,000	$0.11	9.5

The vested and exercisable options at period end follows:

	Exercisable/ Vested Options Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance December 31, 2014	100,000	$0.27	9.8

The fair value of new stock options granted using the Black-Scholes option pricing model was calculated using the following assumptions:

Year Ended

December 31, 2014

Risk free interest rate	2.15%	-	2.58%
Expected volatility	149.4%	-	163.15%
Expected term in years		3.5
Expected dividend yield		0%
Average value per options	$0.101	-	$0.249

Expected volatility is based on historical volatility of two securities which the Company believes best match the characteristics of the Company for purposes of measuring volatility in the absence of a market trading history of the Company’s common stock. Short Term U.S. Treasury rates were utilized as the risk free interest rate. The expected term of the options was calculated using the alternative simplified method codified as ASC 718 “Accounting for Stock Based Compensation,” which defined the expected life as the average of the contractual term of the options and the weighted average vesting period for all issuances.

NOTE 8 – INCOME TAXES

The Company was taxed as a corporation in 2014 and qualified as an LLC for tax purposes as of December 31, 2013.  The tax attributes resulting from the 2013 operations were passed to the members of the LLC at December 31, 2013.

A reconciliation of the differences between the effective income tax rates and the statutory federal tax rates for the year ended December 31, 2014 (computed by applying the U.S. Federal corporate tax rate of 34 percent to loss before taxes) is as follows:

2014
Tax benefit at U.S. statutory rate	$548,111
State taxes, net of federal benefit	--
Stock and stock based compensation	(196,730)
Other permanent differences	(757)
Change in valuation allowance	(350,624)
$--

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities for year ended December 31, 2014 consisted of the following:

Deferred Tax Assets	2014
Net Operating Loss Carry-forward	$353,049
Deferred Tax Liabilities – Accrued Salaries	(2,815)
Net Deferred Tax Assets	350,624
Valuation Allowance	(350,624)
Total Net Deferred Tax Assets	$--

As of December 31, 2014, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $1.0 million that may be offset against future taxable income through 2034. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax asset has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 9 – CAPITAL LEASE OBLIGATIONS

In 2014, the Company acquired $24,671 of software via capitalized leases at an interest rate of 10.8%. Total lease payments made for the year ended December 31, 2014 were $2,308.

The balance of capitalized lease obligations payable at December 31, 2014 was $22,363. Future lease payments total $12,198 in 2015, with the balance of $10,165 to be paid in 2016.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with Christopher Nelson, CEO, at $180,000 per year and Douglas Hutchinson, COO, at $140,000 per year (collectively, the “Executives”).

Christopher Nelson’s agreement provides for a term of three (3) years from its Effective Date (July 31, 2014), with automatically renewing successive one-year periods starting on the end of the third anniversary of the Effective Date.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 24 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

Douglas Hutchinson’s agreement provides for a term of two (2) years from its Effective Date (August 1, 2014), with the option to extend for two (2) additional successive one-year periods starting on the end of the second anniversary of the Effective Date if the executive has received favorable semi-annual reviews during the previous term.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 6 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

NOTE 11 – SUBSEQUENT EVENTS

In January 2015, the Company closed a continuation round of its Series A funding, whereby it raised $362,360 with the issuance of 1,342,075 shares of common stock, priced at $.27 per share. Shares were sold under a Regulation D exemption to accredited investors.

On May 14, 2015, the Company’s Board of Directors authorized the offer of 17,700,000 Subscriptions Rights (the “Subscription Rights”) to all current shareholders.  Each Subscription Right was exercisable into three (3) shares of common stock, representing 53,100,000 aggregate shares of common stock among all Subscription Rights. Stockholders received one Subscription Right for each share of common stock owned as of May 14, 2015, which was the record date for the Rights Offering.  The maximum Rights Offering amount was $1,062,000 if all Subscription Rights were exercised.

The Offering Price was $0.06 per Subscription Right, equivalent to $0.02 per common share contained in each Subscription Right.  Stockholders were able to over-subscribe to purchase additional shares of common stock at a price of $0.02 per share, if all Subscription Rights have not been exercised pro-rata by the other stockholders.

In order to reduce the short term financial obligations of the Company, the Board in its discretion, allowed employees and consultants to cancel salary, debt, payables or contractual monetary obligations of the Company due to them, and convert such obligations into common stock in connection with the Rights Offering.

The Rights Offering closed on June 3, 2015, at which time Subscriptions totaling $1,061,976 had been received, inclusive of $821,516 in cash, the cancellation of $186,410 of payables and accrued expenses, and $54,050 of subscriptions receivable.  Subsequent to the closing due to an oversight of one subscription in the amount of $3,787, an additional 189,375 shares were due to be issued.  This amount increased the value of the total shares issued to $1,065,783, which was $3,783 more than what was initially authorized by the Board of Directors.  The Board determined that such over-issuance of 0.3% (less than one-half of one percent of total shares issued) was not material and that the costs of recalculating and reissuing all shares to all shareholders would be more costly; and therefore, authorized the additional 189,150 shares under the Rights Offering.  This $3,787 was recorded as an additional subscription receivable.

In connection with the Right Offering, the Company’s CEO agreed to an amendment to his employment agreement reducing his base salary to $138,000, and cancelled $28,000 in debt owed to him by the Company.  Also concurrently with the closing of the Rights Offering, our CEO satisfied a promissory note he owed to the Company in the amount of $99,900 created in connection with the exercise of his warrants, which were issued in 2010 related to his services previously rendered, in 2014, by returning to the Company 370,000 shares of common stock.  The Company forgave $5,250 in accrued interest.

In June 2015, the Company implemented a compensation package for its independent director of $4,000 per quarter and 250,000 stock options per year vesting over three months with a 10-year term and exercisable at $.27 per share.

ANPATH GROUP INC. AND Q2POWER CORP

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information gives effect to the terms of the Agreement and Plan of Merger pursuant to which AnPath Acquisition Corp. (“Sub”), a Delaware corporation and a wholly-owned subsidiary of AnPath Group Inc. (“AnPath”), will merge with and into Q2Power Corp., a Delaware corporation (“Q2P”).

Following the merger, Q2P will continue as the surviving corporation and a wholly-owned subsidiary of AnPath and the separate corporate existence of Sub will cease.  The transaction is treated as a reverse acquisition of a public company and has been accounted for as a business combination. The historic financial statements of Q2P will be the historic statements of the combined entity. Pro-forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro-forma condensed combined financial statements are based on the historical financial statements of AnPath and Q2P under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro-forma condensed combined balance sheet as of June 30, 2015 and as March 31, 2015 give effect to the merger as if the merger had been consummated on June 30, 2015 and March 31, 2015, respectively. The unaudited pro-forma condensed combined statements of operations for the period from January 1, 2015 through June 30, 2015 give effect to the merger as if the merger had been consummated on June 30, 2015 and as of March 31, 2015.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of AnPath and Q2P, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

The unaudited pro forma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

ANPATH GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2015

		Pro Forma Adjustments
	June 30, 2015 (Unaudited)As Reported	June 30, 2015 (Unaudited) Q2Power Corp.	ESI Exchange Agreement	Adjustments	Notes	June 30, 2015 (Unaudited) Pro Forma
ASSETS
CURRENT ASSETS
Cash	$-	$359,548	$(35,000)	$-	A	$324,548
Prepaid expenses	14,350	2,756	-	-		17,106
TOTAL CURRENT ASSETS	14,350	362,304	(35,000)	-		341,654
SOFTWARE, PROPERTY AND EQUIPMENT, NET	-	126,001	-	-		126,001
OTHER ASSETS
Licensing rights in Cyclone, net	-	134,896	-	-		134,896
Total other assets	-	134,896	-	-		134,896
TOTAL ASSETS	$14,350	$623,201	$(35,000)	$-		$602,551

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$94,627	$366,805	$(66,759)	$-	B, C	$394,673
Note payable	446,640	-	(5,000)	-	D	441,640
Advance from stockholder	102,823	-	(92,823)	(10,000)	E, F	-
Derivative liabilities	561,254	-	-	-		561,254
Reserve for related party - Cyclone	-	150,000	-	-		150,000
Capitalized lease obligations-current portion	-	12,198	-	-		12,198
Deferred revenue and license deposits	-	260,064	-	-		260,064
TOTAL CURRENT LIABILITIES	1,205,344	789,067	(164,582)	(10,000)		1,819,829
NON CURRENT LIABILITIES
Capitalized lease obligation-net of current portion	-	4,066	-	-		4,066
Total non-current liabilities	-	4,066	-	-		4,066
TOTAL LIABILITIES	1,205,344	793,133	(164,582)	(10,000)		1,823,895
STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	$-	$-	$-	$-		$-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 1,835,199 shares issued and outstanding	183	-	(57)	2,400	G,F,H	2,526
Common stock, $0.0001 par value, 95,000,000 shares authorized, 70,689,631 shares issued and outstanding at June 30, 2015	-	7,068	-	(7,068)	H	-
Additional paid-in capital	5,578,704	3,856,432	(920,324)	(5,965,595)	H	2,549,217
Treasury stock, 624,999 shares, at cost	-	(150,000)	-	150,000	H	-
Subscription receivable	-	(57,838)	-	57,838	H	-
Prepaid expenses with common stock	-	(52,507)	-	52,507	H	-
Accumulated deficit	(6,769,881)	(3,773,087)	1,049,963	5,719,918	H	(3,773,087)
TOTAL STOCKHOLDERS' DEFFICIT	(1,190,994)	(169,932)	129,582	10,000		(1,221,344)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$14,350	$623,201	$(35,000)	$-		$602,551

Footnotes:

Adjustment for the ESI Exchange Agreement and other transactions

(A)

ESI will retain up to $35,000 in cash

(B)

ESI will keep accounts payable and accrued expenses in the amount of $63,824

(C)

Accrued interest of $2,935 related to a note payable to a stockholder is being written off

(D)

A $5,000 note payable to a stockholder is being written off

(E)

Advances from a stockholder in the amount of $71,270 are being written off in connection with the ESI Exchange Agreement

(F)

Advances from a stockholder in the amount of $21,553 are being exchanged for 200,000 shares of Anpath common stock

(G)

770,560 shares of common stock are being exchanged for all of the capital stock of ESI per the Exchange Agreement

(H)

24,000,000 shares of APGR are issued in the reverse merger, Q2P's retained deficit continues forward, all other equity accounts are removed and additional paid-in capital is adjusted to account for the reverse merger and recapitalization

Subsequent Event: An affiliate advanced the Company an additional $6,320 after June 30, 2015. APGR agreed to issue 25,000 shares of common stock to retire this advance

ANPATH GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015

		Pro Forma Adjustments
	March 31, 2015 (Audited)As Reported	March 31, 2015 (Unaudited) Q2Power Corp.	ESI Exchange Agreement	Adjustments	Notes	March 31, 2015 (Unaudited) Pro Forma
ASSETS
CURRENT ASSETS
Cash	$104	$114,994	$34,925	$-	A	$150,023
Other current assets	-	5,000	-	-		5,000
Prepaid expenses	22,456	1,793	-	-		24,249
TOTAL CURRENT ASSETS	22,560	121,787	34,925	-		179,272
SOFTWARE, PROPERTY AND EQUIPMENT, NET	-	73,116	-	-		73,116
OTHER ASSETS
Licensing rights in Cyclone, net	-	145,833	-	-		145,833
Total other assets	-	145,833	-	-		145,833
TOTAL ASSETS	$22,560	$340,736	$34,925	$-		$398,221

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$71,482	$320,193	$(61,729)	$-	B,C	$329,946
Note payable	452,529	-	(5,000)	-	D	447,529
Advance from stockholder	86,803	-	(86,803)	-	E, F	-
Derivative liabilities	54,118	-	-	-		54,118
Reserve for related party - Cyclone	-	150,000	-	-		150,000
Capitalized lease obligations- current portion	-	19,314	-	-		19,314
Deferred revenue and license deposits	-	260,064	-	-		260,064
TOTAL CURRENT LIABILITIES	664,932	749,571	(153,532)	-		1,260,971
NON CURRENT LIABILITIES
Capitalized lease obligation- net of current portion	-	-	-	-		-
Total non-current liabilities	-	-	-	-		-
TOTAL LIABILITIES	664,932	749,571	(153,532)	-		1,260,971
STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	$-	$-	$-	$-		$-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 1,835,199 shares issued and outstanding	183	-	(57)	2,400	G,F,H	2,526
Common stock, $0.0001 par value, 95,000,000 shares authorized, 15,389,829 shares issued and outstanding at December 31, 2014	-	1,693	-	(1,693)	H	-
Additional paid-in capital	5,578,704	2,609,636	(856,458)	(5,491,403)	H	1,840,479
Treasury stock, 624,999 shares, at cost	-	(150,000)	-	150,000	H	-
Subscription receivable	-	(100,000)	-	100,000	H	-
Prepaid expenses with common stock	-	(64,409)	-	64,409	H	-
Accumulated deficit	(6,221,259)	(2,705,755)	1,044,972	5,176,287	H	(2,705,755)
TOTAL STOCKHOLDERS' DEFICIT	(642,372)	(408,835)	188,457	-		(862,750)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$22,560	$340,736	$34,925	$-		$398,221

Footnotes:

Adjustment for the ESI Exchange Agreement and other transactions

(A)

ESI will retain up to $35,000 in cash

(B)

ESI will keep accounts payable and accrued expenses in the amount of $58,907.

(C)

Accrued interest of $2,822 related to a note payable to a stockholder is being written off.

(D)

A $5,000 note payable to a stockholder is being written off

(E)

Advances from a stockholder in the amount of $71,270 are being written off in connection with the ESI Exchange Agreement

(F)

Advances from a stockholder in the amount of $15,553 ($21,553 at June 30, 2015) are being exchanged for 200,000 shares of Anpath common shares

(G)

770,560 shares of common stock are being exchanged for all of the capital stock of ESI per an Exchange Agreement

(H)

24,000,000 shares of APGR are issued in the reverse merger, Q2P's retained deficit continues forward, all other equity accounts are removed and additional paid-in capital is adjusted to  account for the reverse merger and recapitalization

Subsequent Event: An affiliate advanced the Company an additional $6,320 after June 30, 2015. APGR agreed to issue 25,000 shares of common stock to retire this advance.

ANPATH GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2015

		Pro Forma Adjustments
	June 30, 2015 (Unaudited) As Reported	June 30, 2015 (Unaudited) Q2Power Corp.	ESI Exchange Agreement	Adjustments	Notes	June 30, 2015 (Unaudited)Pro Forma
EXPENSES
Advertising and promotion	$-	$11,823	$-	$-		$11,823
General and administrative	82,496	1,259,416	(488)	-	(A)	1,341,424
Research and development	-	659,452	-	-		659,452
Total Expenses	82,496	1,930,691	(488)	-		2,012,699

LOSS FROM OPERATIONS	(82,496)	(1,930,691)	488	-		(2,012,699)

OTHER INCOME (EXPENSE)
Anpath transaction costs	-	(10,000)	-	10,000	(B)	-
Interest expense	(150,588)	(3,038)	-	-		(153,626)
Loss on derivative liability	(397,784)	-	-	-		(397,784)
Loss on debt extinguishment	-	-	-	-		-
Total Other Income (Expense)	(548,372)	(13,038)	-	10,000		(551,410)

LOSS BEFORE INCOME TAXES	(630,868)	(1,943,729)	488	10,000		(2,564,109)
						-
INCOME TAX EXPENSE	-	-	-	-		-

NET LOSS	$(630,868)	$(1,943,729)	$488	$10,000		$(2,564,109)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.34)					$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	1,835,199					25,264,639

Footnotes:
(A) Expense of ESI have been removed from the Pro-Forma amounts
(B) Q2P advanced APGR $10,000 to pay expenses for APGR. This adjustment removes the amount as an expense on Q2P.
Subsequent Event: An affiliate advanced the Company $6,320 after June 30, 2015. APGR agreed to issue 25,000 shares of common stock to retire this advance.

ANPATH GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2015

		Pro Forma Adjustments
	For the Year Ended March 31, 2015 (Audited) As Reported	For the Year Ended December 31, 2014 (Audited) Q2Power Corp.	ESI Exchange Agreement	Adjustments	Notes	March 31, 2015 (Unaudited)Pro Forma
EXPENSES
Advertising and promotion	$-	$11,640	$-	$-		$11,640
General and dministrative	469,618	1,035,454	(88,255)	-	(A)	1,416,817
Research and development	10,970	560,608	-	-		571,578
Total Expenses	480,588	1,607,702	(88,255)	-		2,000,035

LOSS FROM OPERATIONS	(480,588)	(1,607,702)	88,255	-		(2,000,035)

OTHER INCOME (EXPENSE)
Interest expense	(408,741)	(4,391)	-	-		(413,132)
Gain on derivative liability	693,743	-	-	-		693,743
Loss on debt extinguishment	(361,155)	-	-	-		(361,155)
Total Other Income (Expense)	(76,153)	(4,391)	-	-		(80,544)

LOSS BEFORE INCOME TAXES	(556,741)	(1,612,093)	88,255	-		(2,080,579)

INCOME TAX EXPENSE	$-	-	-	-		-

NET LOSS	$(556,741)	$(1,612,093)	$88,255	$-		$(2,080,579)

BASIC AND DILUTED NET LOSS PER SHARE	(0.31)					$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	1,794,643					25,224,083

Footnotes:
(A) Expense of ESI have been removed from the Pro-Forma amounts